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                              COLLECTIVE AGREEMENT


                         NEW YORK SKIRT AND SPORTSWEAR
                               ASSOCIATION, INC.


                                      with



                          AMALGAMATED LADIES' GARMENT
                      CUTTERS' UNION, LOCAL 10, I.L.G.W.U.


                                      and



                  BLOUSE, SKIRT, SPORTSWEAR, CHILDREN'S WEAR &
                 ALLIED WORKERS' UNION, LOCAL 23-25, I.L.G.W.U.



                           JUNE 1, 1994-MAY 31, 1997

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                                    CONTENTS

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ARTICLE NUMBER                                                          PAGE
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1.  DEFINITIONS ......................................................    1

2.  UNION RESPONSIBILITY .............................................    2

3.  BARGAINING UNIT AND UNION RECOGNITION ............................    3

4.  UNION MEMBERSHIP .................................................    3

5.  MUTUAL OBLIGATIONS ...............................................    4

6.  EMPLOYERS' OBLIGATIONS ...........................................    4

7.  EMPLOYERS' CONTINUING OBLIGATIONS ................................    5

8.  SUBSIDIARY, AUXILIARY AND AFFILIATED FIRMS .......................    6

9.  ASSOCIATION LIST .................................................    6

10. OBLIGATION TO MAINTAIN AND DEAL ONLY
    WITH UNION SHOPS .................................................    7

11. IMPORTS AND PURCHASES OF GARMENTS ................................    7

12. CONTRACTOR DESIGNATION-INTEGRATED
    PRODUCTION .......................................................    9

13. TRIAL PERIOD .....................................................   12

14. HOURS-OVERTIME ...................................................   13

15. WAGE INCREASE ....................................................   14

16. RISE IN COST OF LIVING ...........................................   14

17. HOLIDAYS-BEREAVEMENT PAY .........................................   15

18. MINIMUM WAGE SCALES ..............................................   17

19. CHANGE IN LEGAL MINIMUMS .........................................   19

20. PIECE RATES ......................................................   19

21. CHECK-OFF ........................................................   20
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22. EMPLOYERS' RESPONSIBILITY FOR CONTRACTORS
         PAYMENTS ......................................................   20

23. SHOP STANDARDS .....................................................   22

24. CUTTING ............................................................   24

25. WORKING CARD .......................................................   26

26. SHOP CHAIRPERSON ...................................................   26

27. DIVISION OF WORK ...................................................   27

28. ASSIGNMENT TO OTHER WORK ...........................................   27

29. CALL-IN PAY-REPORTING TO SHOP ......................................   28

30. DISCHARGES .........................................................   28

31. LEAVE OF ABSENCE -VACATION .........................................   28

32. SPORTSWEAR INDUSTRY TRUST FUND .....................................   28

33. TIME CLOCKS-MAINTENANCE OF RECORDS-
      EXAMINATION-FALSIFICATION-ACCESS TO SHOP .........................   29

34. STRUCK WORK-LABOR DISPUTE-CROSSING
      PICKET LINES .....................................................   30

35. ACCESSORIES ........................................................   31

36. REORGANIZATION-DISCONTINUANCE OF INSIDE
      SHOP OR REDUCTION OF WORKERS .....................................   31

37. UNION LABEL ........................................................   32

38. JURY DUTY ..........................................................   32

39. MOVING SHOPS .......................................................   32

40. LIQUIDATED DAMAGES .................................................   33

41. NEW APPLICATIONS FOR MEMBERSHIP IN
       ASSOCIATION .....................................................   33

42. BENEFIT FUNDS ......................................................   34
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ARTICLE NUMBER                                                         PAGE
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43. NO-STRIKE, NO-LOCKOUT PLEDGE ......................................  48

44. ARBITRATION AND ADJUSTMENT OF DISPUTES ............................  50

45. WORKERS OF OUT-OF-TOWN SHOPS ......................................  54

46. NO WAIVER OR MODIFICATION OF PROVISIONS ...........................  54

47. EFFICIENCY-NEW MACHINERY ..........................................  55

48. PROVISIONAL REPLACEMENT WORKERS ...................................  55

49. DISABILITY BENEFITS ...............................................  56

50. CONFORMITY TO LAW-SAVING CLAUSE ...................................  56

51. PARENTING/FAMILY LEAVE ............................................  57

52. COUNCIL FOR AMERICAN FASHION ......................................  57

53. TERM ..............................................................  59
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         THIS AGREEMENT, made and entered into this 1st day of June 1994, by and between NEW YORK SKIRT AND SPORTSWEAR ASSOCIATION, INC., hereinafter designated as "Association", and AMALGAMATED LADIES' GARMENT CUTTERS' UNION, LOCAL 10, I.L.G.W.U., hereinafter designated as "Local 10," and Blouse, Skirt, Sportswear, Children's Wear and Allied Workers Union, Local 23-25, ILGWU, hereinafter designated as "Local 23-25". Local 10 and 23-25 are hereinafter collectively designated as "the UNION".

                                  WITNESSETH:

         WHEREAS, the Association is an organization composed of manufacturers and jobbers who are engaged in the manufacture and production of garments either on their own premises or in their inside shops or in the shops of contractors or in both, an objective of the Association being to deal collectively with Local 10 and/or Local 23-25; and

         WHEREAS, Local 10 and Local 23-25 represent a majority of the workers employed, directly or indirectly, in the manufacture and production of garments, for the members of the Association and for other employers in the Metropolitan District (as herein defined); and

         WHEREAS, the parties hereto recognize that employers and workers alike have much to gain through cooperative effort in establishing conditions that will tend to secure to the workers continuity of employment, a fair living wage, and fair conditions of labor, and in providing methods for an equitable and peaceful adjustment of all disputes that may arise between the parties hereto and the workers and firms they represent so as to secure uninterrupted operation of work.

         NOW, THEREFORE. the parties thereto agree as follows:

ARTICLE FIRST: DEFINITIONS

         For the purposes of this agreement:

         1.       "Employer" means a member of the Association.

         2. "Manufacturer" means one that produces all or part of its garments on its premises or in its inside shop and from its own materials and, when needed, uses contractors for its surplus production.

         3. "Jobber" means one that does not produce garments on its premises or in its inside shop but that has them manufactured by contractors


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and that may or may not employ cutters and/or samplemakers.

         4. "Contractor" means one that manufactures garments from cut or uncut materials for a manufacturer or jobber. A contractor also means one that is engaged exclusively in the business of cutting material for garments.

         5. "Non-Union Contractor" means one that is not in contractual relations with Local 10 and Local 23-25 or with Local 23-25 or with International Ladies Garment Workers' Union (herein "International") or any of its affiliates.

         6. "Inside shop" means a shop wherever situated, owned, operated or controlled by an Employer in which garments are produced and shipped.

         7. "Union shop" means one whose owner is bound under collective agreement with Local 10 and Local 23-25 or with Local 23-25 and complies with its terms.

         8. "Workers" mean workers in the bargaining unit covered by this agreement as defined in ARTICLE THIRD as well as those who may hereafter be included therein.

         9. "Metropolitan District" means the City of New York and all areas in the States of New York, New Jersey, Connecticut and Pennsylvania where garments are manufactured by or for an Employer or any other manufacturer or jobber doing business in the City of New York.

                      ARTICLE SECOND: UNION RESPONSIBILITY

         1. The Union shall be the proper party to administer, enforce and obtain compliance with the provisions of this Agreement on behalf of itself, and all bargaining unit workers who are employed by the Employer on its premises or in its inside shop and who are employed in the shops of its contractors. The sole persons authorized or having the power to bind Local 23-25 and/or Local 10 legally with respect to matters arising out of this Agreement or arising out of the relations between the Association, Employers, and Local 23-25 and/or Local 10, or to subject Local 23-25 and/or Local 10 to any liability whatever by reason of any act or omission are the respective Managers of Local 23-25 and/or Local 10 and the respective designated business agents


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servicing the shop (or such substitute or additional persons as Local 23- 25 and/or Local 10 may hereafter formally designate by written notice to the Employer). The Union shall not be responsible for the acts or omissions of any other persons, including shop chairpersons, members and employees of Local 23-25 and/or Local 10. Neither Local 23-25 nor Local 10, in entering into or administering this agreement, is an agent of or acting on behalf of the International.

                         ARTICLE THIRD: BARGAINING UNIT
                             AND UNION RECOGNITION

         The bargaining unit consists of all workers in the crafts set forth in ARTICLE EIGHTEENTH employed by all firms in the Metropolitan District under collective bargaining agreements with the Union, or with Local 23-25, including all members of the Association.

         It is agreed that the Union represents the overwhelming majority of such workers as well as the overwhelming majority of workers employed by members of the Association and that the Union or Local 23-25 shall be the sole and exclusive bargaining agent for all workers in the aforesaid bargaining unit. The Employer further agrees that neither it nor any of its members, their officers, agents or other representatives shall, directly or indirectly, discourage membership in the Union or in any of the affiliates of the International.

                        ARTICLE FOURTH: UNION MEMBERSHIP

         1. Good standing membership in International shall be a condition of employment with an Employer for all bargaining unit workers who have such membership on the date of execution of this Agreement; it shall also be a condition of employment with an Employer for all other bargaining unit workers on and after the thirtieth (30th) day following the execution or effective date of this agreement, or on or after the thirtieth (30th) day following the beginning of their employment, whichever is the later.

         2. "Good standing membership in International", for purposes of this ARTICLE, means such membership in International through membership in Local 23-25 or in Local 10 or in any other affiliate of International.


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
                       ARTICLE FIFTH: MUTUAL OBLIGATIONS

         1. The Association by this agreement contracts for and in behalf of itself and all of its members.

         Local 10 and Local 23-25 by this agreement each contracts for and in behalf of itself, its affiliates and all workers now employed or hereafter to be employed in the bargaining unit by members of the Association, directly or indirectly.

         2. The Association obligates itself and its members to observe all the provisions of this agreement in good faith.

         Local 10 and Local 23-25 each obligates itself and its members that all such provisions will be observed in good faith and that workers in the bargaining unit will perform their work conscientiously, faithfully and efficiently under the terms of this agreement.

                     ARTICLE SIXTH: EMPLOYERS' OBLIGATIONS

         (a) This Agreement shall be binding upon each Employer and its transferee, successor and assign. The Employer shall give written notice of the existence of this agreement to any transferee, successor or assign and shall provide a copy thereof to the union at least thirty (30) days prior to the effective date of any sale, transfer or assignment.

         (b) If an Employer sells or transfers the business or the shop or substantially all of its assets, the Employer shall nevertheless continue to be liable for the complete performance of this agreement until the transferee, successor or assign expressly agrees in writing with the Union that it is fully bound by the terms of this agreement.

         The Impartial Chairman shall have the power to determine whether any person, firm or corporation is a transferee, successor or assign of an Employer.

         (c) If the Employer opens or obtains a facility which may not be lawfully accreted to the existing bargaining unit, the Employer shall:

                  (i) Not oppose the Union's attempt to organize the facility, but rather shall be neutral and shall issue to its employees a statement of its neutrality in a form acceptable to both parties subject to local laws; and

                  (ii) Agree to recognize the Union as the exclusive collective bargaining representative for the employees in an appropriate bargaining


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unit if the Union obtains authorization cards signed by a majority of the employees in the bargaining unit as verified by an agreed upon third party. Unresolved disputes shall be subject to arbitration under this Agreement.

                     ARTICLE SEVENTH: EMPLOYERS' CONTINUING
                                  OBLIGATIONS

         1. All members of the Association at the time of execution of this Agreement, and their successors and assigns, and the persons, firms and corporations becoming members thereof subsequent to the execution of this agreement, shall be and continue to remain personally and individually liable under this Agreement for and during the term thereof, irrespective of whether the said member shall cease to be members of the Association prior to the date of expiration of this Agreement, and such liability shall be deemed to have survived the termination of such membership and shall continue for and during the term thereof. The Impartial Chairman shall have the right to determine whether any firm is a successor or an assign of an Employer. Furthermore, an Employer who ceases to be a member of the Association shall deal with the Union individually and shall not be entitled to representation by the Association in adjustment of disputes hereunder or otherwise. Accordingly, the Union shall have the right to require such Employer to post with the Union a bond with surety in an amount determined by the Union, which shall be reasonably computed, to secure the full payment of such Employer's proportionate share of the Impartial Chairman's compensation and the full performance of its other obligations under this Agreement.

         2. In order to protect and preserve the rights of employees of the Employer and employees of contractors who manufacture all or part of the Employer's garments, or who manufacture all or part of the garments of the Employer's purchaser or transferee, or who manufacture all or part of the garments of a company, firm or partnership with which the Employer has merged or consolidated, in each case as part of the integrated process of production:

         a) The Employer shall not enter into partnership or consolidate or merge with or become the successor or assign of another person, firm or concern in the industry unless the new firm assumes all accrued obligations to Local 10 and Local 23-25, to the benefit funds hereinafter


                                       5
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named, and to the workers of the constituent concern.

         b) Upon the formation of such a partnership or upon such consolidation or merger, such new firm shall give preference in employment to the workers of the absorbed concern over all other workers except those then employed by the firm that continues in business.

         c) The Employer shall continue to be liable for the complete performance of this Agreement until and unless said purchaser or transferee expressly acknowledges in writing that it is fully bound by the terms of this Agreement; and

         d) The company, firm, or partnership with which the merger, consolidation or partnership has taken place shall be fully bound by this Agreement and shall be deemed to have assumed all accrued obligations of the Employer under this Agreement.

ARTICLE EIGHTH: SUBSIDIARY, AUXILIARY AND
AFFILIATED FIRMS

         1. Subsidiary, auxiliary and affiliated firms or corporations of an Employer shall, for the purpose of this Agreement, be deemed to be members of the Association and bound by all the terms of this agreement. In addition, each Employer shall be liable for any violation of this Agreement by its subsidiary, auxiliary or affiliate.

         2. The Impartial Chairman shall have the right to determine whether any firm or corporation is a subsidiary, auxiliary or affiliate of an Employer, and shall be guided by proof of facts tending to establish any direct or indirect connection or interest between them, or tending to establish a plan, scheme, or device by an Employer to avoid or evade the provisions of this Agreement by or through such subsidiary, auxiliary or affiliate, directly or indirectly.

ARTICLE NINTH: ASSOCIATION LIST

         The Association shall immediately submit to the Union a full list of its members, together with the names of the officers of such members as are corporations and of the individual members of such as are copartners, and shall notify the Union of all changes in and additions to the list of members as they may occur, as well as all cases of resignations, suspensions and expulsions from the Association.


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
                   ARTICLE TENTH: OBLIGATION TO MAINTAIN AND
                           DEAL ONLY WITH UNION SHOPS

         The Association agrees that all of its members who manufacture all or part of any garments on their premisses or in their inside shops will maintain Union shops, and that all of its members who have such garments produced by contractors will deal only with such firms as are in contractual relations with the Union or with International or an affiliate thereof.

                         ARTICLE ELEVENTH: IMPORTS AND
                             PURCHASES OF GARMENTS

         1. In order to safeguard working standards and employment opportunities of the workers covered by this and other agreements in the apparel industry, it is agreed that garments, whether finished or partly finished, or any component garment or garments, which are to be sold or handled by the Employer separately or together with or as a companion piece to garments, shall not be imported by it as sales agent or in any other capacity, directly or indirectly. No Employer shall otherwise purchase any garments unless its inside shop and the shops of its regularly designated contractors are fully supplied with work, and no purchase shall be made if the purpose of such purchase is to avoid any of the Employer's obligations to all the workers in the crafts covered by this agreement employed on its premises, in its inside shop, or in the shops of its regularly designated contractors and unless the same is bona fide and genuine and made by a firm in contractual relations with the Union or with International or an affiliate thereof. The foregoing garments shall be deemed to include belts, covered buttons, buckles, neckwear, artificial flowers, bias binding, tubular piping, shoulder pads, embroideries, hemstitching, pleating and tucking on garments, as well as other garment accessories.

         2. (a)(i) The parties agree that an Employer and its affiliates and subsidiaries (hereafter collectively referred to as the "Employer") engaged in the United States in the production of wholly or partly finished garments or parts thereof, and also engaged in importing a substantial amount of wholly or partly finished garments or parts thereof (hereafter referred to as "imported garments"), violate this Agreement and damage the workers and the interests of the workers protected by the Union by impairing and depreciating the labor standards, employment opportunities and stability of employment provided by this agreement, its predecessors and other collective agreements with the Union. The parties also agree that the specific amount of damages to the interests of the workers protected by the Union is difficult if not impossible to ascertain. Accordingly, it is agreed that upon such a violation, the Employer shall pay to the Union liquidated damages equal to one and one-half (1 1/2%) percent of the first cost of a substantial amount of imported garments.

         (ii) For the purpose of this agreement (1) the first cost of imported garments means the price at which they are sold or offered for sale in the exporting country in the ordinary course of the export trade to the United States plus the cost of packaging for shipment to the United States plus the price of delivery to the side of the overseas vessel, and (2) a substantial amount of imported garments means imported garments that exceed twelve and one half (12 1/2%) percent of the dollar amount of the Employer's total annual volume of net sales calculated by using the imports during the Employer's current fiscal year as compared to the Employer's total annual volume of net sales in the previous fiscal year.

         (b) Wholly or partly finished garments or parts thereof brought into the United States in any amount pursuant to Item 807 of the Tariff Code or its successor or other similar authority (hereafter collectively referred to as "Item 807 Garments") shall also be deemed imported garments, but the measure of liquidated damages and the deductible hereinabove provided for importing a substantial amount of garments shall not be applicable to any Item 807 Garments. With respect to Item 807 Garments, it is agreed that importation of any such garments violates this Agreement by damaging the interests of the workers as set forth in subsection (A)(i) of this paragraph. The parties also agree that the specific amount of damages resulting from such violation is difficult, if not impossible, to ascertain. Accordingly. it is agreed that upon such violation, the Employer shall pay to the Union liquidated damages equal to eight and one-half (8 1/2%) percent of the labor cost of the Item 807 Garments as set forth on the United States Government Custom Documents or other documents acceptable to the Union.

         (c) The provision of this Paragraph 2 shall not apply to imports of piece goods, laces, buttons and the like, and to garments and accessories, if, at the time an Employer desires to purchase or manufacture or otherwise obtain such garments or accessories, they could not be


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manufactured in shops under contract with the Union or International or any affiliate thereof.

                   ARTICLE TWELFTH: CONTRACTOR DESIGNATION -
                             INTEGRATED PRODUCTION

         International, Local 23-25 and Local 10, I.L.G.W.U. have a bona fide interest in the labor conditions existing in all shops manufacturing garments and a close unity of interest exists among the workers manufacturing garments regardless of the respective shops where they are employed.

         Each Employer and the contractors that manufacture garments or perform work for it or with whom it otherwise deals are closely allied and have a close unity of interest with each other in the manufacture of garments, and in any labor dispute, to the extent of any work performed on garments, an Employer and its contractors are not "neutrals" with respect to each other but are jointly engaged in an integrated production effort.

         For the purpose of eliminating substandard labor conditions, protecting the employment opportunities and labor standards of all workers in the bargaining unit, whether employed in inside shops or in contractors' shops, achieving greater stability of employment through equitable distribution of work among such workers, and enforcing the provisions of this agreement, the Association and each Employer agree:

         1. An Employer that uses contractors' workers to manufacture all or part of its garments, shall confine its production to workers employed (a) on its premises or in its inside shop, if it has one, arid (b) in as many contractors' shops as it actually requires to produce its garments.

         2. Every Employer shall have its garments manufactured only in shops under contract with the Union or International or an affiliate thereof.

         3. An Employer shall use only contractors that it has duly designated by registering their names and addresses and filing the same with Local 23-25. No designation shall be effective unless approved by Local 23-25.

         4. An Employer with an inside shop may designate contractors only if its inside shop is fully supplied with work.


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
         5. No contractor may be, or continue to be, designated unless it complies with all the terms of its agreement with the Union or International or an affiliate thereof, as the case may be.

         6. All contractors designated by an Employer as of May 31, 1994, shall continue to be so designated during the term of this agreement so long as they and each of them continue to maintain shops under agreement with the Union, or the International or an affiliate thereof.

         7. Local 23-25 shall immediately submit to the Association a list of all Union shops and shall regularly notify the Association of any changes in the list.

         8. The number of contractors that an Employer may designate upon becoming a member of the Association and the number of additional contractors, if any, that an Employer may designate shall be based on (a) the annual volume of its production and (b) the capacity of its designated contractors to produce. If the Employer has just gone into business, it shall designate only so many contractors as it actually requires.

         9. A contractor and the workers thereof shall work exclusively for the Employer who designates it unless otherwise approved by Local 23-25.

         10. Each Employer shall distribute its work equitably among the workers employed in its inside shop and in its contractors' shops, with due regard to the ability of the contractors and the workers in their shops to produce and perform.

         11. If an Employer at any time changes the character of its product and contractors designated by it or any of them and the workers thereof are incapable of meeting its changed requirements, the Employer may substitute or add another contractor in place of, or in addition to, such designated contractor. Such substitution and/or addition may not be made until Local 23-25 and the Association shall agree in writing that the Employer may make such substitution and/or addition.

         12. (a) Should a contractor designated by an Employer abandon its designation or stop operating its business, through collusion or by agreement with the Employer, or should the Impartial Chairman terminate the contractor's designation, such contractor's workers shall immediately be absorbed either by the Employer's inside shop or by the


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
Employer's remaining designated contractors.

         (b) In any other case where an Employer's contractor abandons its designation or stops operating its business, the Impartial Chairman shall make such determination concerning the contractor's workers as the merits of each case warrant. If absorption of workers is directed by the Impartial Chairman, it shall be limited to no more than the existing facilities of the Employer's inside shop and of its remaining designated contractors.

         13. (a) Whenever it shall appear that an Employer gives work to a non-Union contractor, including a non-Union cutting contractor, or to a non-designated or "struck" contractor, such Employer shall upon notice to it and the Association immediately withdraw such work which has not been put into production and shall within five (5) days withdraw work which has been put into production.

         (b) Should an Employer be found giving work to or dealing with a non-Union contractor (which shall for all purposes hereunder be deemed to include a non-Union cutting contractor), or to a non-designated contractor, or to a "struck" contractor after notice that such contractor is being struck, such Employer shall pay to Local 23-25 and/or Local 10 an amount of damages measured as follows:

         (i) Sufficiently high to offset any advantage gained by an Employer through such transaction, giving due regard to the amount involved, and upon which any amount paid under (iii) hereof shall be credited on account;

         (ii) To pay the costs of any investigations made in connection therewith;

         (iii) To remunerate all the workers in the crafts covered by this agreement employed on the premises of the Employer or in its inside shop, if it maintains one, and the workers of its regularly designated contractors who have sustained damages by reason of the above violations;

         (iv) To remunerate the Union for the harm suffered by it as an institution.

         In the event of the inability of the Association and Local 23-25 and/or Local 10 to agree upon the amount of damages, the same shall be determined by the Impartial Chairman.


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
         In addition to being required to pay the amounts herein specified, an Employer who shall be twice found to have given work to or dealt with a non-Union or non-designated or struck contractor during the term of this agreement shall automatically lose all rights and privileges under this agreement to the extent of giving the Union the right to take such action as it may deem necessary, including the right to strike against such Employer.

         Recognizing the difficulty of ascertaining the amounts payable under subdivisions (i), (ii) and (iv) of this paragraph, the sum determined to be payable hereunder shall for all purposes be deemed liquidated damages.

         All damages hereunder shall be paid to Local 23-25 and/or Local 10 and shall become its sole and exclusive property and part of its general funds, except for such portions thereof expressly stated to be for remuneration to the workers in the crafts covered by this Agreement employed by an Employer on its premises or in its inside shop, if it maintains one, and to the workers of its regularly designated contractors who have sustained damages by reason of the above violations; such portion shall be paid over by Local 23-25 and/or Local 10 to the workers involved.

         The Association shall in no event be deemed the guarantor or surety of a defaulting member, and the failure of any individual member to pay the amounts due hereunder shall not be deemed a breach of this agreement by the Association or any of its non-defaulting members.

         14. Nothing contained in this Article shall be deemed to create or enlarge any existing obligation to the workers employed in any contractor's shop. Nothing herein shall be interpreted as making any Employer responsible for any of the acts of its contractors, except to the extent expressly set forth in this agreement.

                        ARTICLE THIRTEENTH: TRIAL PERIOD

         The first two weeks of employment of newly hired workers shall be deemed their trial period during which time they may be discharged without regard to cause. Thereafter, they shall be deemed regular employees. During the trial period, workers shall be entitled to the full protection of this agreement, except against discharge. The trial period may be extended for an additional two weeks with the written consent of


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
the Union and the affected worker.

                      ARTICLE FOURTEENTH: HOURS - OVERTIME

         1. A regular week's work shall consist of thirty-five (35) hours per week divided equally into the first five working days, Monday to Friday inclusive. Work shall begin at 9:00 A.M. and end at 5:00 P.M. unless an earlier hour has been agreed upon between the Employer and the Union for the beginning and ending of the work day, with one hour interval for lunch.

         2. There shall be no more than one (1) shift a day.

         3. All work outside of the daily regular hours or on Saturday by either a piece worker or a week worker shall be overtime work. All overtime shall be paid at the rate of time and one half.

         4. Notwithstanding anything stated to the contrary, where a worker (except for a cutter, marker and grader) voluntarily is late for work on one of the first five working days, overtime for that worker for that day may be paid after seven hours of work; provided, however, any work performed after 6:00 P.M. of that day shall be paid at the worker's overtime rate. This provision shall be inapplicable if a worker is not required by the Employer to commence working at the regular starting time.

         5. Overtime shall be voluntary. No overtime shall be performed without the consent of the Union. However, no overtime work shall be performed on Sunday.

         6. Should an Employer violate this ARTICLE, the Association and the Union shall agree on the amount of damages the Employer shall pay for each violation.

         Such amount shall be based on the extent of the violation and shall take into consideration the cost of the enforcement of this ARTICLE, and be sufficiently high to offset any advantage gained by the Employer by such violation.

         If the Association and the Union cannot agree immediately upon such amount, it shall be determined by the Impartial Chairman.

         Such amount shall be paid to the Union to defray its cost in enforcing this ARTICLE.

         Since the exact amount of damages is difficult to ascertain, such damages shall, for all purposes, be deemed liquidated damages.

                        ARTICLE FIFTEENTH: WAGE INCREASE

         Each Employer shall pay all its bargaining unit piece and week workers employed on its premises, in its inside shop and in the shops of its contractors the following increases in wages:

         1. Effective with the work week beginning June 6, 1994, all week workers and piece workers shall receive a general increase in wages of four (4%) percent per hour above their then present regular wage. For time workers, the increase shall be given above their then existing wages and for piece workers it shall be added to the prevailing method of computing piece rates in the industry but not compounded.

         2. Effective with the work week beginning June 5, 1995, all week workers and piece workers shall receive an additional three (3%) percent per hour above their then regular wages. For time workers, the increase shall be given above their then existing wages and for piece workers it shall be added to the prevailing method of computing piece rates in the industry but not compounded.

         3. Effective with the work week beginning June 3, 1996, all week workers and piece workers shall receive a general increase in wages of three (3%) percent per hour above their then present regular wage. For time workers, the increase shall be given above their then existing wages and for piece workers it shall be added to the prevailing method of computing piece rates in the industry but not compounded.

                   ARTICLE SIXTEENTH: RISE IN COST OF LIVING

         1. Should the cost of living, as reflected in the U.S. Consumer Price Index for the period June 1994, through November 1995, increase 8 1/2%, over the Consumer Price Index for May 1994, as published in June 1994, then the regular hourly wages of all piece and week workers shall be increased ten (10 cents) cents per hour. Additional hourly increases of five (5 cents) cents per hour shall be paid for each additional increase in the cost of living of 1/2 of 1%. Cost of living increases payable under this provision shall not exceed twenty-five (25 cents) cents per hour. Rises in the Consumer Price Index under this Article Sixteenth shall be measured over an eighteen (18) month period, as set forth above, by utilizing the Consumer Price Indexes for Urban Wage Earners and Clerical Workers, U.S. Cities Average, printed and released in the months of June 1994 through December 1995.

         2. Wage increases due hereunder shall be effective the first Monday in January, 1996.

                              ARTICLE SEVENTEENTH:
                           HOLIDAYS - BEREAVEMENT PAY

         (a) 1. All week workers and piece workers shall be paid for the following holidays: (i) New Year's Day, (ii) Chinese New Year or Martin Luther King, Jr.'s Birthday, (iii) Washington's Birthday, (iv) Good Friday, (v) Memorial Day, (vi) Independence Day, (vii) Labor Day, (viii) Columbus Day, (ix) Election Day, (x) Thanksgiving Day, (xi) The Day After Thanksgiving, and (xii) Christmas Day. All such holidays shall be observed.

         Workers may also refrain from working one day each year on a national or ethnic holiday of their choice, but without pay.

         2. Each Employer shall be responsible for and guarantees the payment of full holiday pay for each of the said holidays to all bargaining unit week and piece workers employed by it on its premises or attached to its inside shop, and to the shops of its contractors, irrespective of the day of the week on which the holiday falls and irrespective of whether there is work in the shop during the week in which the holiday occurs, and the workers shall receive payment therefor.

         3. Should an Employer give work to a contractor whose shop is located in an area where a holiday fund exists to assure payment of holiday pay by contractors to workers covered by the collective agreement with the International or any of its affiliates, or should the Employer give work to a contractor that is bound by an agreement to participate in such a holiday fund, the Employer agrees to participate in the applicable holiday fund and to be bound by the agreement that governs it.

         4. A week worker's holiday pay shall be based on his/her regular weekly wage for a 35 hour week divided by five (5).

         5.       A piece worker's holiday pay shall be as follows:

                                 EFFECTIVE DATES

CRAFT                                 09/01/94        09/01/95        09/01/96
---------                             --------        --------        --------
Operators &
Finishers                              $58.00          $58.00          $58.00
Pressers                               $65.00          $65.00          $65.00
Underpressers                          $58.00          $58.00          $58.00

         6.       A worker shall not be eligible for holiday pay if:

         (i) he or she is absent from work on the work day immediately before or after the holiday, except for a justifiable cause; or

         (ii) he/she has not been working any time during ten (10) working days immediately before or ten (10) working days immediately after the holiday; or

         (iii) he or she becomes disabled and the holiday falls on a day beyond the thirtieth (30) day after the said worker last worked in the shop.

         "Justifiable cause" as used in clause (i) above shall include absence from work on the work day immediately before or after a holiday when the shop is not in operation.

         (b)      BEREAVEMENT PAY

         An employee who suffers the death of a member of his immediate family and who loses time from scheduled work shall be entitled to be paid by the Employer for up to three (3) such days in accord with rules established by the parties.

         To be eligible for bereavement pay, an employee must:

         (i) have been attached to the industry for six months prior to the date of death of the member of the immediate family;

         (ii) have been scheduled to work on the above-defined bereavement days and except for the death, would otherwise have worked;

         (iii) when requested, furnish proof of the death and/or date of the funeral.

         Bereavement pay shall be at the holiday pay rate of such worker.

         For the purposes of this Article, a member of the immediate family shall mean only the employee's legal spouse, natural or legally adopted child, natural or legally adoptive mother and father.

         (iv) All workers shall be entitled to one (1) day bereavement pay for the death of a grandparent, grandchild, mother or father-in-law which day shall be the day of the funeral. Eligibility for this benefit shall be consistent with existing procedure.

ARTICLE EIGHTEENTH: MINIMUM WAGE SCALES

         1. Workers in the crafts below shall be employed on a week work basis and shall receive not less than the following guaranteed minimum wage for a 35 hour week:

                                    EFFECTIVE DATES

CRAFT                      06/06/94    06/05/95    06/03/96
-----                      --------    --------    --------
Cutters, Markers,          $396.90     $402.85     $408.80
Graders                    $11.34/hr   $11.51/hr   $11.68/hr

Samplemakers               $259.00     $262.50     $266.00
                           $7.40/hr    $7.50/hr    $7.60/hr

Finishers                  $225.75     $229.25     $232.75
                           $6.45/hr    $6.55/hr    $6.65/hr

Piece Goods Workers &
Workers in and about       $220.50     $224.00     $227.50
the Cutting Department     $6.30/hr    $6.40/hr    $6.50/hr

Floor Workers              $199.50     $203.00     $206.50
                           $5.70/hr    $5.80/hr    $5.90/hr

         2. Workers in the crafts below shall be employed on a piece work basis and shall receive not less than the following guaranteed minimum hourly wage for a 35 hour week:

                                 EFFECTIVE DATES

                           06/06/94    06/05/95   06/03/96
                           --------    --------   --------
Operators                  $215.25     $218.75     $222.25
                           $6.15/hr    $6.25/hr    $6.35/hr

Pressers                   $262.50     $266.00     $269.50
                           $7.50/hr    $7.60/hr    $7.70/hr

Underpressers              $217.00     $220.50     $224.00
                           $6.20/hr    $6.30/hr    $6.40/hr

         3. Newly hired inexperienced workers, (except for piece work operators, cutters, markers and graders), may be paid fifty (50 cents) cents per hour less than the craft minimum noted in Paragraphs 1 and 2 during the first thirty days of employment. On the thirty-first day after such worker is hired the required craft minimum shall be paid such worker.

         4. Where workers in any of the crafts set forth in this numbered ARTICLE receive wages or earnings in excess of the minimums stated herein for such craft, the same shall not be reduced during the term of this agreement.

         5. Workers in piece work crafts who perform week work in such crafts shall receive at least ten (10%) percent above the applicable craft minimum. In no event shall workers be transferred from piece work to week work without the consent of Local 23-25.

         6. (a) Piece work operators may be designated sub-standard workers only upon the prior written consent of Local 23-25. Consent to such designation will not be granted unless, in the sole opinion of Local 23-25, the following conditions have been satisfied with respect to the piece work operator in question:

         (i) Work is being performed at a fair and proven piece rate. A piece rate is fair and proven if other piece workers doing the same work have consistently earned substantially above the minimum rate therefor.

         (ii) The conditions of work, such as work flow, work continuity, and work familiarity are not prejudicial to normal earnings.

         (iii) The operator has consistently earned less than $4.95 per hour.

         (b) The minimum hourly rates for substandard workers shall be $5.25 per hour.

         (c) A worker duly designated substandard may continue to be so designated only so long as in the sole opinion of Local 23-25 the conditions of this numbered ARTICLE EIGHTEENTH, paragraph 6 are being fully complied with. In no event may a worker be designated substandard for more than eight (8) weeks without the further prior written consent of Local 23-25.

         7. Operators may be employed as learners only with the consent of Local 23-25. Learner operators may be hired and paid pursuant to the following progression schedule:

                                 EFFECTIVE DATES

                           06/06/94    06/05/95    06/03/96
                           --------    --------    --------
1st 4 weeks                $5.15/hr    $5.25/hr    $5.35/hr
2nd 4 weeks                $5.45/hr    $5.55/hr    $5.65/hr
3rd 4 weeks                $5.75/hr    $5.85/hr    $5.95/hr
after 12 weeks             $6.15/hr    $6.25/hr    $6.35/hr

         Regardless of the above, at no time shall operators be paid less than their regular piece work earnings and increments thereon.

                              ARTICLE NINETEENTH:
                            CHANGE IN LEGAL MINIMUMS

         Whenever the federal legal minimum wage is increased, minimum wages under this Agreement shall be increased so that each will be at least fifteen (15%) percent higher than such legal minimum wage.

                         ARTICLE TWENTIETH: PIECE RATES

         1. All piece rates on garments shall be settled on the premises of the Employer in its or its representative's presence, in the presence of a representative of Local 23-25, a representative of the Association and the representative of the workers of the shop. All may participate in the settlement.

         2. Piece rates for each separate operation or section in the Employer's shop shall be set to yield a worker of average skill and ability on the specific operation or section, as performed in the shop of the Employer, average straight-time hourly earnings of not less than the following:

                           EFFECTIVE DATES

CRAFT                                06/06/94       06/05/95        06/03/96
---------                            --------       --------        --------
Operators & Finishers                $9.65/hr       $9.80/hr        $9.95/hr
Pressers                            $11.30/hr     $ 11.45/hr       $11.60/hr
Underpressers                        $9.65/hr       $9.80/hr        $9.95/hr

         3. Workers shall not be required to work on garments before the piece rates have been adjusted or settled with respect thereto and such refusal to work shall not be deemed a violation of ARTICLE FORTY-THIRD of this Agreement. When piece rates are finally set or settled, such rates shall be retroactive to the inception of the work.

                        ARTICLE TWENTY-FIRST: CHECK-OFF

         1. Subject to the requirements of law concerning authorization and assignment by the workers individually, the Employer shall deduct membership dues (which shall be deemed to include periodic fixed dues, initiation fees, and assessments) or, to the extent permitted by law, service charges, from the earnings of its workers monthly and transmit the same to Local 23-25 within 48 hours thereafter.

         2. The Employer agrees to honor check-off authorizations for political contributions to the ILGWU Campaign Committee and AFL-CIO COPE from workers who are members of Local 23-25 and Local 10.

         3. Sums deducted by the Employer under the provisions of Paragraphs 1 and 2 of this ARTICLE TWENTY-FIRST shall be kept separate and apart from general funds of the Employer and shall be held in trust by the Employer for the benefit of Local 23-25 and Local 10, or the ILGWU Campaign Committee, and AFL-CIO COPE, as the case may be.

                             ARTICLE TWENTY-SECOND:
                           EMPLOYERS' RESPONSIBILITY
                           FOR CONTRACTORS' PAYMENTS

        To safeguard employment opportunities and labor standards and to provide for the full payments of all amounts due to and on behalf of workers who manufacture an Employer's garments in its contractors' shops:

         1. (a) Each Employer whose garments are manufactured by workers in any of its contractors' shops, whether in contractual relations with the Union or with any other affiliate of International, shall pay to each such contractor an amount at least sufficient to enable it to provide such workers with the wages, earnings, overtime, and holiday pay provided in this agreement.

         (b) No part of the amount so paid by the Employer to its contractor shall be used by the contractor as payment for overhead and services. To insure against such diversion of monies intended for such workers, each Employer shall, in addition to the foregoing amount, pay to its contractor a reasonable amount to cover its overhead and/or services that shall be separately agreed upon between them or their representatives.

         (c) If an Employer fails to pay a contractor the foregoing amount in full and, as a result there is an underpayment of wages, earnings, overtime, or holiday pay to workers in the contractor's shops, the amount of such underpayment shall be paid by the Employer to Local 23-25 and/or Local 10 on behalf of the workers so underpaid. In addition, the employer shall be subject to such additional liquidated damages as may be agreed upon between the Association and Local 23-25 and/or Local 10, or, upon their failure to agree, as may be determined by the Impartial Chairman.

         2. (a) If an Employer's contractor fails to pay the wages, earnings, overtime, or holiday pay due to bargaining unit workers in its shop for work manufactured for the Employer, the latter shall be liable to its contractor's workers for the payment of the above. Such Employer's liability shall be limited to such payment for ten (10) full days' work in every instance.

         (b) If the Employer, however, fails to pay its contractors on or before Tuesday following the week that such work was done, the Employer's liability for wages, earnings, overtime, and holiday pay shall be deemed extended beyond the ten (10) days by one (1) additional day for each additional day that such workers were not so paid because the Employer failed to make such payments to the contractor.

         (c) Where the workers in the shop of a contractor do not receive their holiday pay on or before the Tuesday following the week in which the holiday occurred, by reason of the fact that the shop was closed because of lack of work, the liability of the Employer for the ten (10) full working days shall commence to run in every instance from the Tuesday following the day on which production in such shop is resumed.

         (d) Local 23-25 shall give the Employer notice of the contractor's failure to make such payments under subparagraphs (a), (b) and (c) above within ten (10) days after the default. Where such payment has been made by check, notice of the default shall be given promptly after the date Local 23-25 receives notice that the check has been dishonored. Notice given by Local 23-25 any time within ten (10) working days after Local 23-25 has actual knowledge of dishonor of the check (excluding Saturdays, Sundays and holidays) shall be deemed promptly given.

                      ARTICLE TWENTY-THIRD: SHOP STANDARDS

         1.       The Employer shall not reduce wages or settle piece rates.

         2. (a) All wages, earnings, overtime and holiday pay shall be paid on the day they were customarily paid, but no later than the Friday following the week in which they were earned.

                  (b) If the Employer pays by check, the Employer shall allow the workers to take time off for cashing the checks.

         3. The Employer shall not charge a worker for any damage to materials, unless caused wilfully.

         4. All homework is prohibited. The Employer shall not permit any work to be done or performed on garments or parts thereof in tenement houses, basements or in any unsanitary or unsafe building.

         5. (a) Employers shall fully comply with all standards of health, sanitation, and safety, including all regulations of the local fire department, as may be required by law. Semi-annual shop fire drills are to be held (preferably in March and September) in which workers are to leave the building or move into safety or fire towers as recommended by the local fire department. Workers hired in the period between drills are to be instructed as to the location of all means of egress from the shop. The Union shall have access to an Employer's shop to determine if an

Employer is complying with this provision.

         (b) Nothing herein contained shall be deemed to make the Union, its agents or representatives, liable for any worker's job-related injury, illness or death.

         (c) Toilets, washrooms, work and rest areas will be kept in a clean condition and will be adequately lighted.

         (d) The Union and the Association shall designate representatives to a Joint Advisory Committee on Garment Industry Health, Safety and Sanitation, comprised of an equal number of Association and Union representatives. The Committee shall meet periodically. The Committee may in its discretion engage in, but is not limited to, the following activities:

         (i) Recommendations for the correction of unsafe or harmful conditions and practices, and

         (ii) Review and analysis of reports of industrial injury or illness, investigation of same, and recommendations for rules and procedures to prevent accidents and disease and for the promotion of the health, safety and sanitation of the workers.

         (e) A worker may refuse to perform work which she reasonably believes would pose an immediate serious threat of injury or illness.

         6. No contracting or subcontracting within a shop shall be permitted.

         7. There shall be no dual system of work in the same branch of work in any shop.

         8. The Employer shall not make any individual contract with a worker or group of workers.

         9. The Employer shall supply necessary machines, tools and thread to its workers.

         10. The Employer shall duly comply with all federal, state and local laws, as amended, that relate to employment discrimination or child labor.

         11. No owner or officer of the Employer, supervisory employee or any other person outside of the bargaining unit shall perform any work of any craft covered by this agreement. The Employer shall pay to the Union as damages for each such violation a sum equal to the minimum weekly wage of the craft involved.

         12. The Employer shall not use private employment agencies or any other method of obtaining workers that results in the payment of a fee by workers for obtaining employment.

         13. The employment rights of veterans, reservists and members of the National Guard guaranteed by law are incorporated into this Agreement and are enforceable under the grievance and arbitration provisions of this Agreement.

         14. (a) It is in the interest of the Employer, the Union and the workers represented by the Union that cooperative relationships be established and promoted, including labor-management committees, in order to improve the welfare of such workers and the success of the Employer's business. The parties agree, however, that such cooperative relationships can only be truly effective with the full involvement of the Union. Accordingly, the Employer agrees to develop and implement such cooperative relationships only in cooperation with the Union, and affording the Union the opportunity to participate meaningfully.

         (b) The parties also agree that actions and decisions resulting from cooperative relationships shall not be binding upon the employer or upon the Union, or change or modify the provisions of the collective bargaining agreement or other agreements between the parties unless the parties agree thereto in writing.

                         ARTICLE TWENTY-FOURTH: CUTTING

         1. (a) An Employer that maintains an inside shop or cutting department shall not send out any goods to be cut unless all of the cutters in its inside shop and/or its cutting department are fully supplied with work. For this paragraph only the term "fully supplied with work" means 35 hours of work equally divided in the first five days of a week.

         (b) Subject to compliance with the provisions of subparagraph (a) above, or if it does not have an inside shop or cutting department, an Employer may have cutting done on the premises of such of its designated permanent sewing contractors that are equipped to do so on their own premises. No work shall be sent to a sewing contractor for cutting unless said contractor sews that work.

         2. An Employer may send goods to be cut by an individual, firm or corporation that is engaged exclusively in the business of cutting garments (a "cutting contractor"), only upon compliance with each of the following conditions:

         (a) Each of the cutters in the Employer's inside shop or cutting department and in the cutting department of its sewing contractors that cut for the Employer has been fully employed during a representative period immediately prior thereto. The term "fully employed" as used in this ARTICLE TWENTY-FOURTH shall mean thirty-five (35) hours of work during the first five (5) days of the regular work week plus five (5) hours of overtime during said regular work week. The term "fully employed" shall also mean that where cutters are regularly employed in excess of the foregoing hours, their hours of employment shall not be reduced.

         (b) Sending or continuing to send goods to a cutting contractor does not result in reducing the number of cutters in the inside shop and/or cutting department and in the shop of its designated permanent sewing contractors who cut for the Employer, their hours of work or earnings.

         (c) The cutting contractor has been duly designated in advance with Local 23-25 and Local 10 by registering its name and address and filing the same with Local 23-25 and Local 10. No designation shall be effective unless approved by Local 23-25 and Local 10.

         (d) The cutting contractor is under written contract with International or an affiliate thereof.

         3. An Employer that sends work to a cutting contractor shall have the same responsibilities with respect to the employee of such cutting contractor as it has under this agreement with respect to the employees of a sewing contractor.

         4. An Employer shall, before sending uncut goods to either a sewing contractor or a cutting contractor, furnish Local 23-25 and Local 10 a written statement setting forth the following information:

         (a) The names and locations of the contractors to which the goods will be sent; and

         (b) The quantity and style numbers of the garments to be cut therefor by each contractor.

         5. No Employer shall discontinue cutting in its inside shop or in its cutting department unless by agreement of Local 23-25 and Local 10 or decision of the Impartial Chairman.

         6. If an Employer shall install a cutting department, it shall employ cutters first from among those who work for its sewing contractors and second from among those who work for its cutting contractors. Such cutters shall not be subject to any trial period.

         7. An Employer shall not send out tracing, marking or grading work without the written consent of Local 23-25 and Local 10.

         8. Photomarking machines may be used by an Employer only if the machines are located on the premises of its cutting department, and photocopies of markers shall not be made except by cutters covered by this agreement.

         9. Temporary cutters, markers and graders shall be employed only with the written consent of Local 10 for a period to be jointly determined by Local 10 and the Employer but not for longer than three (3) months. Local 10 may agree to extend such temporary employment for an additional three (3) month period.

                       ARTICLE TWENTY-FIFTH: WORKING CARD

         1. Concerning only workers represented by Local 10, each Employer agrees that in engaging new workers it will not continue the employment of any worker who is not a member in good standing of International as set forth in ARTICLE FOURTH, unless such worker shall, on the morning following the commencement of such employment, exhibit a temporary working card from Local 10, I.L.G.W.U., directed to the Employer engaging such worker.

         2. Each Employer further agrees that it will not permit a new worker who is a member of International to begin work unless and until said worker shall first have presented a working card from Local 10, I.L.G.W.U., directed to the Employer engaging such worker.

         3. Local 10, I.L.G.W.U. agrees to issue a working card immediately upon application and without discrimination.

                     ARTICLE TWENTY-SIXTH: SHOP CHAIRPERSON

         1. There shall be in the shop of the Employer a shop chairperson designated by the Union.

ARTICLE TWENTY-SEVENTH: DIVISION OF WORK

         1. (a) In the event of lack of work, trial period workers, provisional replacement workers, and temporary cutters, markers and graders shall be laid off first.

                  (b) Assorters, porters, piece goods handlers and workers employed in and about cutting rooms (other than graders, cutters and markers) shall be laid off in order of their seniority with the Employer, the junior worker being laid off first. As work becomes available, laid off workers shall be recalled to work in inverse order of their layoff before any new employees are hired.

         2. (a) In all crafts other than the crafts enumerated in subparagraph 1.(b) above, the work available in the shop shall be divided as equally as possible among all the workers competent to do the work. Equal division of work may include dividing the workers into groups that are alternately supplied with work.

                  (b) If there is not a full week's work for all cutters in the shop, the work available shall be divided equally among them by the week.

                  (c) The lead presser shall not be entitled to more work than other pressers in the shop.

ARTICLE TWENTY-EIGHTH:
ASSIGNMENT TO OTHER WORK

         1. Workers who are requested to perform work other than their regular work while their regular work is available shall receive for such other work their average hourly earnings during their last four (4) weeks of full employment on their regular work or their earnings in the new work, whichever is greater.

         2. Workers who are requested to perform work other than their regular work while their regular work is unavailable shall receive for such other work the established piece or time rate therefor or a mutually agreed on guaranteed rate, but in no event less than the applicable craft minimum wage for such work provided in this agreement.

                             ARTICLE TWENTY-NINTH:
                        CALL-IN PAY - REPORTING TO SHOP

         1. A worker who does not have any unfinished work in his or her basket shall not be required to report to the shop to perform less than one-half (1/2) day's work, unless he or she is paid wages or earnings for one-half (1/2) day.

         2. A worker who has unfinished work in his or her basket, however small, shall report to the shop for work even though there is less than one-half (1/2) day's work and shall be paid for the amount of work actually performed or for the hours consumed.

         3. Notwithstanding the above, a marker, cutter or grader who is required to report to the shop for work shall be supplied with or paid for one full day's work.

                         ARTICLE THIRTIETH: DISCHARGES

         No worker shall be discharged without good and sufficient cause. A worker unjustly discharged shall be compensated for full loss of time.

                             ARTICLE THIRTY-FIRST:
                          LEAVE OF ABSENCE - VACATION

         1. The Employer shall grant reasonable leaves of absence to workers for a justifiable cause. Workers on leaves of absence shall not lose any job rights and shall be entitled to their regular job prior to such absence.

         2. Each worker may take three (3) weeks vacation each year during periods mutually agreed upon by the Employer and the worker, but in no event shall such vacation period unreasonably interfere with the Employer's production requirements.

                             ARTICLE THIRTY-SECOND:
                         SPORTSWEAR INDUSTRY TRUST FUND

         Each Employer shall pay monthly to the Sportswear Industry Trust Fund, a sum equivalent to.15% of the total gross weekly payroll of all the workers set forth in ARTICLE EIGHTEENTH thereof who are employed by it and shall also pay
 .1125% of the gross amount paid by or due from it to each of its union contractors for direct labor, overhead and services. The term "payroll" and "gross amount" used herein shall mean the same as these terms are defined in ARTICLE FORTY-SECOND, paragraph 3(a) and 3(b) hereof. With each payment, the Employer shall file accurate reports on forms prescribed by the Fund. The Sportswear Industry Trust Fund has been established for the purpose of funding the promotion of the sportswear industry and other industry activities in such manner, in such amounts and in all other respects as shall be determined by the Board of Trustees of said Sportswear Industry Trust Fund in its sole discretion. The Board of Trustees shall be composed only of representatives of the Association. The Board of Trustees shall have power to adopt by-laws, rules, regulations and decisions thereunder as it may deem advisable. Local 23-25 shall be the proper party in interest to enforce the payments provided for herein.

                             ARTICLE THIRTY-THIRD:
                      TIME CLOCKS-MAINTENANCE OF RECORDS -
                    EXAMINATION-FALSIFICATION-ACCESS TO SHOP

         1. The Employer shall install and maintain a time clock on the premises and each worker covered by this agreement shall punch his or her time card before starting work and at the completion of work and before and after lunch.

         2. The Employer shall maintain, during the entire term of this agreement, a full and complete set of records in accordance with regularly accepted accounting practices. Such records shall include, but shall not be limited to, the following: The number of garments manufactured; weekly wages and earnings paid to all of the workers in the crafts covered by this agreement employed by it on its premises or in its inside shop; the number of regular hours worked by each covered worker in each week and the number of overtime hours worked, if any, by each covered worker each week and the wages and earnings paid therefor; the names and addresses of all its contractors; the amount paid to each such contractor and the date of each such payment; all contractors' bills; and all bank statements and cancelled checks for all of its business bank accounts.

         3. On request of the Union, each Employer shall permit a duly authorized agent of the Union to have access to the place of business of the Employer at all reasonable times for the purpose of investigating the conditions in the shop, and shall promptly submit to the Union for examination such books and records as the Union deems pertinent in order to ascertain whether the provisions of this agreement are being fully complied with. Such examination may be made through an accountant or any other designated representative of the Union.

         4. Should an Employer refuse to produce books and records that representatives of the Union and the Association agree should be produced or that are directed by the Impartial, Chairman to be produced, such refusal shall be deemed an admission of the violation of the agreement charged against it by the Union and the Employer shall be liable for the damages including liquidated damages and other relief requested by the Union in its complaint. In such event, the Union shall also have a right to strike the Employer, notwithstanding any provision to the contrary in this agreement.

         5. Should it appear to the satisfaction of the Impartial Chairman that the records of an Employer have been falsified in order to conceal dealings with a non-Union or non-designated contractor or a cutting contractor in violation of this agreement or a "struck" shop, or in order to conceal other violations of this agreement, or otherwise to mislead the Union, such Employer shall be deemed to be in non-compliance with this agreement.

                    ARTICLE THIRTY-FOURTH: STRUCK WORK-LABOR
                        DISPUTE - CROSSING PICKET LINES

         To the extent that a contractor's manufacturing work involves the integrated process of production of the Employer's garments, the Employer and its contractors have a close unity of interest with each other and in any labor dispute, and to such extent, the Employer and its contractors are not neutrals with respect to each other but are jointly engaged in an integrated production effort. Accordingly, the parties agrees, as follows:

         1. The Employer shall not, directly or indirectly, give any work to or deal with any of its contractors engaged in the apparel and clothing industry in the integrated process of production against which a lawful strike has been declared or approved by the Union or the International or any of its affiliates or with which any of them has a lawful labor dispute.

         2. To the extent permitted by law, it shall not be considered a breach of this agreement on the part of the Union or the International or on the part of any worker of any of its contractors performing part of the integrated process of production of the Employer's garments, if such worker refuses to cross any lawful picket line recognized by the Union or the International or to enter upon the lawfully picketed premises of said contractor, either of his or her own volition or by direction of the Union or the International.

ARTICLE THIRTY-FIFTH: ACCESSORIES

         Whenever Local 23-25 notifies the Association that any of its members cause to be manufactured belts, covered buttons, buckles, neckwear, artificial, flowers, bonnaz embroideries, hemstitching, pleating and tucking on garments by, or purchases such articles from a firm that is not in contractual relations with International or an affiliate thereof, or against whom the said International has declared or sanctioned a strike, the Association will immediately order its member to cease further dealings with such firm and the member of the Association shall cease further dealings after receiving such notice, until such strike is settled and/or until such firm enters into a collective Agreement with International or an affiliate thereof.

ARTICLE THIRTY-SIXTH:
REORGANIZATION-DISCONTINUANCE OF
INSIDE SHOP OR REDUCTION OF WORKERS

         1. Either party to this Agreement shall have the right to request a change in the time work, piece work, whole garment or section work system of production in an Employer's inside shop. Should the parties fail to agree, the dispute shall be subject to arbitration under ARTICLE FORTY-FOURTH of this agreement.

         2. An Employer shall not discontinue the operation of its inside shop, including its cutting room, sample room, or shipping department, or reduce the number of sewing machines in its inside shop, except as otherwise provided in this ARTICLE THIRTY-SIXTH.

         3. (a) Upon written notice to the Union, an Employer may in good faith make a bona fide reorganization of its shop if it is required by a permanent curtailment of its business or a fundamental change in its character.

         (b) Should workers be displaced in the event of such a reorganization, they shall be laid off in order of their seniority by the department or operation with the Employer, the junior workers being laid off first; providing the senior workers can perform the available work. If more work becomes available, such laid off workers shall be recalled in inverse order of their lay-off before any new employees are hired.

                      ARTICLE THIRTY-SEVENTH: UNION LABEL

         Each Employer shall affix the I.L.G.W.U. Union Label to all garments manufactured on its premises, in its inside shop, and in the shops of its contractors in accordance with rules, regulations and procedures promulgated by International, which, together with any amendments thereof, shall be deemed incorporated in this agreement with the same force and effect as if fully set forth herein. All such labels shall be purchased by the Employer from Local 23-25.

                        ARTICLE THIRTY-EIGHTH: JURY DUTY

         Once during the life of this Agreement for up to five working days, the Employer shall pay a worker who serves jury duty on regularly scheduled work days the difference between such worker's holiday pay rate and the pay (less travel allowance) received for jury service. The Employer shall pay jury duty pay upon presentation by the worker of the voucher he received for jury services.

                       ARTICLE THIRTY-NINTH: MOVING SHOPS

         1. During the term of this Agreement, no Employer shall move its factory or cutting department or other operations if it be located within the City of New York, to any place outside of the five boroughs of the City of New York, and if it be located outside of the City of New York, to any place beyond which the public carrier fare is more than the regular single fare established by the Metropolitan Transit Authority.

         2. Notwithstanding Paragraph (1) above, an Employer may move its factory, cutting department, or other operations from a location within the City of New York to a location outside of the City of New York if it first obtains the written permission of the Union. The Union may give such permission if, in its sole opinion, the new shop or factory meets the following criteria:

         (a) The Union is given at least thirty (30) days prior written notice.

         (b) It is just as accessible to the workers employed in the old shop as was the old location.

         (c) If in an urban community, the public carrier fare between the new shop and the old shop is no more than the regular single fare established by the local transit authority.

         (d) The labor standards and other conditions of employment are no less favorable to the workers than those which prevail at the old location.

         3. If the new location does not meet the above criteria, the Union may nevertheless give written permission if, in its sole opinion, there are extenuating circumstances that justify relocation.

                      ARTICLE FORTIETH: LIQUIDATED DAMAGES

         Should the Employer intentionally or deliberately violate any provision of this agreement where it is difficult or impossible to ascertain the specific amount of damages suffered by the workers or the Union, then the Employer may be liable to Local 23-25 and/or Local 10 for liquidated damages. In fixing these damages, there shall be taken into account any advantages gained by the Employer through its violation, any deprivation of earnings suffered by workers, any contributions lost by the benefit funds, any institutional harm suffered by the Union and such other factors as are fair under the circumstances. If the Union and the Association are unable to agree upon the amount of liquidated damages for such violation, then the matter shall be treated as a dispute under ARTICLE FORTY-FOURTH. The proceeds of any such liquidated damages shall be paid to Local 23-25 and/or Local 10.

                   ARTICLE FORTY-FIRST: NEW APPLICATIONS FOR
                           MEMBERSHIP IN ASSOCIATION

         1. (a) Before admitting a new member to membership in the Association, which membership includes contract coverage with the Union, the Association shall inform the Union in writing of the application for membership, including, in the case of a corporation, the names and resident addresses of the officers, directors and major shareholders of the corporation. In the case of unincorporated businesses, the Association shall supply the names and resident addresses of the owners who have an interest in the business.

         (b) If a strike or dispute exists at the time of application for said membership, involving the applicant and the Union, or International or any affiliate thereof, the Union shall inform the Association in writing within ten
(10) working days after the receipt of said notice of application. In such event, the Association shall not admit such applicant to membership until the Union informs the Association that the strike or dispute is settled.

         2. After an applicant is admitted to membership in the Association, this Agreement shall supersede any individual agreement it may have with the International or any affiliate thereof, or with the Union, but in no event shall this requirement operate to lower wages or standards presently in force in the applicant's shop.

ARTICLE FORTY-SECOND: BENEFIT FUNDS

         1. The term "benefit funds" is the collective designation of the I.L.G.W.U. Eastern States Health and Welfare Fund (hereafter "Eastern States, Health and Welfare Fund") Health and Vacation Fund of
Amalgamated Ladies' Garment Cutters' Union, Local 10, I.L.G.W.U.
(hereafter "Health and Vaction Fund or Local 10"), ILGWU National
Retirement Fund (hereafter "Retirement Fund"), I.L.G.W.U. Health
Services Plan (hereafter "Health Services Plan").

         2. Until June 30, 1994, the Employer shall be obligated to make the same payments monthly to Local 23-25 for and on behalf of the benefit funds, as heretofore.

         3. (a) The term "payroll", hereafter used, means the gross wages (including direct holiday pay, vacation pay, and bonuses), regardless of the period for which payment is made or due, before deductions for taxes, of all the workers in the bargaining unit whether Union workers or non-union workers and whether regular, trial period, provisional replacement workers or temporary markers, cutters and graders.

         (b) The term "gross amount", hereafter used, means the amount paid or due a contractor for labor, overhead and services, regardless of the period for which payment is made or due, on garments or items manufactured by it for the Employer, whether or not such contractor is under contract with Local 23-25 or with another affiliate of the International, or operates a non-union shop and whether or not such contractor has been duly designated in the manner provided in this agreement. With respect to a contractor that is under contract with the Union, or with another affiliate of International, said gross amount shall not include State Unemployment Taxes, Federal Unemployment Taxes, Federal Social Security Taxes; but it shall include, without exception, all other amounts paid or due to the contractor.

         4. (a) Beginning July 1, 1994, the Employer shall pay monthly to Local 23-25 on behalf of the benefit funds a sum equivalent to twenty-eight and five-eighths (28.625%) percent and effective July 1, 1995, a sum equivalent to twenty-nine and seven eighths (29.875%) percent and effective July 1, 1996, a sum equivalent to thirty and seven eighths (30.875%) percent of its weekly payroll, excluding the payroll of workers covered by the Northeast Department or other I.L.G.W.U. affiliates.

         (b) Beginning July 1, 1994, the Employer shall also pay monthly to Local 23-25 on behalf of the benefit funds a sum equivalent to 21.46875% and effective July 1, 1995, a sum equivalent to 22.40625% and effective July 1, 1996, a sum equivalent to 23.15625% of the gross amount paid by or due from it to each of its contractors, excluding contractors whose workers are covered by the former Northeast Department Health and Welfare Fund or other I.L.G.W.U. affiliates.

         5. (a) Beginning July 1, 1994, the Employer shall pay monthly to Local 23-25 on behalf of the benefit funds a sum equivalent to 27.625% and beginning July 1, 1995, a sum equivalent to twenty-eight and seven- eighths (28.875%) percent and beginning July 1, 1996, a sum equivalent to twenty-nine and seven eighths (29.875%) percent of the weekly payroll of all the workers who are covered by the Northeast Department.

         (b) Beginning July 1, 1994, the Employer shall also pay to Local 23-25 monthly on behalf of the benefit funds a sum equivalent to 20.71875% and, beginning July 1, 1995, a sum equivalent to 21.65625% and beginning July 1, 1996, a sum equivalent to 22.40625% of the gross amount paid by or due from it to each of its contractors whose workers are covered by the Northeast Department.

         (c) Beginning July 1, 1994, when an Employer sends work to, or pays statements rendered by, a contractor whose workers are covered by a collective agreement in effect with another affiliate of the International, (other than Local 10 or the Northeast Department, I.L.G.W.U.), such Employer shall pay to Local 23-25, on behalf of the benefit funds, the following rate of contribution: 20.34375% effective July 1, 1994; 21.28125% effective July 1, 1995; and 22.03125% effective July 1, 1996 of the statement rendered by the contractor.

         6. (a) Each Employer shall, in addition, pay monthly to Local 23-25 on behalf of the Health and Welfare Funds, an additional sum equivalent to .40% of the Employer's total payroll to enable the Funds to make payment of the Employer's share of federal social security taxes (FICA), on certain benefits paid by the Funds to the workers eligible there for.

                  (b) Each Employer shall also pay monthly to Local 23-25 on behalf of the Health and Welfare Funds, a sum equivalent to.30% of the gross amount paid by or due from it to each of its contractors for the purpose set forth in the preceding paragraph.

                  (c) If there is an increase in the Employer's share of federal social security taxes (FICA), the Employer will pay such additional sum to Local 23-25 to enable the Funds to make full payment of the Employer's share of federal social security taxes (FICA).

         7. No worker shall be required by the employer to make any contributions whatsoever to the benefit funds.

         8. The aforesaid payments shall be allocated among and paid over by Local 23-25 as follows:

                  (a) To the Eastern States Health and Welfare Fund For Contributions Related to Local 23-25 Members or
                  Contractors

         (i) 15.40% and effective July 1, 1994, 16.65% and effective July 1, 1995, 17.90% and effective July 1, 1996, 18.90% received from each Employer on the payroll of all workers in the bargaining unit (except markers, graders, cutters, and all other workers covered by health and welfare funds of other affiliates of International).

         (ii) 11.55% and effective July 1, 1994, 12.4875% and effective July 1, 1995, 13.425% and effective July 1, 1996, 14.175% received from each Employer on the gross amount paid by or due from it to each of its contractors (except for the amount received for markers, graders, cutters, and all other workers covered by health and welfare funds of other affiliates of International).

         (b)      To the Health and Vacation Fund or Local 10

         The percentages set forth in 8(a) (1) and (ii) above received from each Employer for markers, graders and cutters employed on its premises, in its inside shop, in its cutting department or in its contractors' shops who are covered by the Health and Vacation Fund of Local 10.

         (c)      To the Eastern States ILGWU Health and
         Welfare Fund For Workers Covered By the
         former Northeast Department

         (i) Until June 30, 1994, 14.40% and beginning July 1, 1994, 15.65% and beginning July 1, 1995, 16.90% and beginning July 1, 1996, 17.90% received from each Employer on the payroll of all workers covered by the former Northeast Department Health and Welfare Fund.

         (ii) Until June 30, 1994, 10.80% and beginning July 1, 1994, 11.7375%
and beginning July 1, 1995, 12.675% and beginning July 1, 1996, 13.425%, on the gross amount paid by it to each of its contractors whose workers are covered by the former Northeast Department Health and Welfare Fund.

         (d)      To Health and Welfare Funds of Other
         Affiliates of International

         The balance of monies collected after allocation is first made to the Retirement Fund, Health Services Plan and for FICA, shall be allocated to the Health and Welfare Funds of other affiliates of International.

         (e)      To the Retirement Fund

         (i) 9.0% received from each Employer on the payroll of all workers in the bargaining unit.

         (ii) 6.75%, received from each Employer on the gross amount paid by or due from it to each of its contractors.

         (f)      To the Health Services Plan:

         (i) Three and three-eighths (3.375%) percent received from each Employer on the payroll of all workers in the bargaining unit.

         (ii) 2.53125%, received from each Employer on the gross amount paid by or due from it to each of its contractors.

         (iii) In the last half year of this Agreement Local 23-25 may request a re-opener concerning contributions to the Health Services Plan if the Trustees of that Plan determine that the Plan requires additional contributions; provided that any contributions to become payable hereunder will not be effective prior to January 1, 1997 and not be greater than one-half (1/2%) of one (1%) percent.

         (g)      Collection:

         The sums paid to Local 23-25 on behalf of and allocated by it to the various funds referred to above shall be subject to a reasonable collection fee.

         (h)      To Local 23-25:

         To the extent, if any, that an Employer's payments to the benefit funds are computed upon payments made for garments manufactured by non-Union or "struck" contractors or upon piece goods cut by cutting contractors in violation of this agreement, such payments whether made to Local 23-25 or to any of the benefit funds, shall be received solely as payment of liquidated damages for such violation to and on behalf of Local 23-25 and not as payments for and on behalf of the benefit funds. Such liquidated damages shall be paid over to Local 23-25 and the same shall become its sole and exclusive property and part of its general funds.

         9. The benefits paid by each benefit fund shall not constitute or be deemed wages.

         10. The requirement that Employers' payments to Local 23-25 on behalf of the benefit funds be made on the basis of a specified percentage of their total gross weekly payroll and a lesser percentage on the total gross amount paid to each of their contractors is merely the measuring rod that determines the extent and the amount of the Employers' obligations and has no relation to eligibility of workers for benefits from the benefit funds.

         11. (a) Each Employer shall remit its payments to Local 23-25 together with two statements on forms heretofore approved by it not later than the 15th of each month for all monies due for the calendar month immediately preceding. One statement shall set forth the names of all the workers in the crafts covered by this agreement employed by it, their social security numbers, their crafts, their sex, the weekly period for which the wages were paid, the straight-time and overtime pay (before deduction for taxes), and the number of straight-time and overtime hours worked within that period; the other statement shall state the full amount of the payment remitted, how much thereof is allocated to the payroll of all of the workers in the crafts covered by this agreement employed by it, how much thereof is allocated to payments to its contractors and the period which the payment covers.

             (b) Should an Employer fail to remit such reports or payments to Local 23-25 by the 15th of each month for the calendar month immediately preceding, Local 23-25 shall have the right to deem such Employer in non-compliance with this agreement after Local 23-25 has given the Association ten (10) days written notice of the Employer's default and the report or payment from such Employer has not been received by Local 23-25 within such ten (10) days. Local 23-25 shall also have the right to proceed against such Employer directly before the Impartial Chairman (a) for an award directing it to remit its reports, and (b) for an award for the amount due. In exceptional cases, the Association may, within ten (10) days after the date of Local 23-25's notice to it of its member's default, apply to the Impartial Chairman for a hearing and if the Impartial Chairman finds there are justifiable reasons therefor he may order such hearing, but the hearing must be held and the Impartial Chairman's decision must be rendered within the aforementioned ten (10) days.

             (c) If the required payment of employee benefit fund contributions due under this Article are not actually received by Local 23-25 as such contributions are required to be paid, then Local 23-25, on behalf of the funds, shall be entitled to collect, and the delinquent Employer shall be liable to pay, interest at the annual rate of nine (9%) percent on the unpaid balance of said contributions chargeable from the first day such employee benefit fund contributions were due to be paid under this Article.

         12. Local 23-25 shall be the proper party in interest to enforce remittances of reports and payments of amounts due from any defaulting Employer and such remedy shall be in addition to any other rights that Local 23-25 or the Union may have under this agreement against such defaulting Employer.

         13. The Board of Trustees or other body administering any of the benefit funds, except the ILGWU National Retirement Fund, is hereby authorized and empowered, in its sole discretion and upon such basis as it deems desirable, to transfer or mingle the assets now existing or hereafter established and provided for in a collective agreement with the International Ladies' Garment Workers' Union or an affiliate thereof. In the event of such mingling, transfer, or merger, the amounts hereinabove provided to be allocated towards the respective funds shall thereafter be paid over to the fund or funds with which there has been such mingling, transfer or merger.

         14. Except as provided in Paragraph 13 of this ARTICLE FORTY-SECOND, the monies of each benefit fund shall be kept separate and apart from all other monies.

         15. Periodic audits of each benefit fund shall be made by accountants designated by its Board of Trustees. A statement of the results of each audit shall be made available for inspection by interested persons at the principal office of each benefit fund and at such other places as may be designated by its Board of Trustees.

         16. Each benefit fund shall be maintained in accordance with its by-laws and/or rules and regulations.

         17. The by-laws and/or rules and regulations of each benefit fund provide that it shall be a continuing fund and provide the method of its operations if payments for or on its behalf are discontinued.

         18. Only the assets of the respective benefit funds shall be available for the payment of benefits payable by that fund and only to the extent that such fund is solvent and able to make such payments.

         19. No benefits or monies payable from any of the benefit funds shall be subject in any manner to anticipation, alienation, sale, transfer, or otherwise assign, pledge, garnishee, encumbrance or charge and any attempt to so anticipate, alienate, sell, transfer, or otherwise assign, pledge, garnishee, encumber or charge any benefit fund shall be void Nor shall any benefits be subject to or payable for the debts, contracts, liabilities or torts of any person entitled to receive such benefits.

         Approval of an application for benefits by each fund constitutes an agreement between the covered worker and the fund that upon notice to each fund of any assignment, transfer, pledge, encumbrance, charge or loan against any benefits by such covered worker, or upon the issuance of any attachment, garnishee, or any other order or process of any court by which benefits payable by each fund to such covered worker shall be sought to be taken, in whole or in part, all rights of such covered worker to any and all benefits accrued, or whenever payable, shall forthwith cease and terminate until the notice of assignment, transfer, pledge, encumbrance, charge or loan against his benefits has been cancelled, or the attachment, garnishee, or other order or process of the court has been fully discharged.

         20. The benefit funds shall have no power to anticipate or advance the payment of any benefits to any covered worker.

         21. None of the corpus or income of any benefit fund shall revert to the Association or to any Employer or firm, or association of employers or firms, or to the Union or Local 23-25 or International or any of its affiliates.

         22. No liability whatsoever shall attach hereunder to Local 10 or to Local 23-25, or to International, or to the Board of Trustees of the benefit funds, nor to any of the officers, agents and representatives of any of the foregoing by reason of any alleged obligation arising out of or in connection with any of the benefit funds.

         23. No liability whatsoever shall attach hereunder to any association under collective agreement or employer under independent agreement with Local 10 and Local 23-25 or with Local 23-25 nor to any of the officers, agents and representatives of any of them by reason of any alleged obligation arising out of or in connection with any of the benefit funds, except that members of such association and independent employers shall be obligated to make payments regularly to Local 23-25 in the amount set forth hereinabove.

         24. Only to the extent permitted by law, (i) neither the Board of Trustees of any of the benefit funds, its officers or members, nor any of the committees thereof, its officers or members, shall be liable for any error of judgement or for any act of omission or commission in the performance of their duties in connection with the administration of any of the respective benefit funds or by reason of any fact or circumstance arising out of the premises, except for his own intentional default or willful misconduct if the same constitutes a willful breach of trust, and (ii) the officers and members of the Board of Trustees and of the Committees of the respective benefit funds shall be indemnified by the benefit fund that they serve for any loss, damage, liability or expense that they may sustain by reason of their services for or on behalf of such benefit fund provided the same did not result from and was not occasioned by their own intentional default or willful misconduct if the same constitutes a willful breach of trust.

                     EASTERN STATES HEALTH AND WELFARE FUND

         25. This Fund was established prior to January 1, 1946, and is hereby continued during the term of this agreement.

         26. All monies allocated and paid over to the Eastern States Health and Welfare Fund and all income and accumulations derived therefrom are hereby constituted an irrevocable trust.

         27. Monies of the Fund shall be used pursuant to law for the following purposes:

             (a) To provide eligible bargaining unit workers (except markers, graders, cutters and pressers) who are within the jurisdiction of Local 23-25, disability benefits; medical, surgical, hospital and post-hospital benefits; eyeglass benefits; contributions towards vacation benefits which shall be paid wholly independent of and without relation to any particular vacation week in the year arid irrespective of whether or not the worker takes a vacation. A specified vacation period for all or part of the shop or shops of a member of the Association shall require the approval of the Union; (b) to provide other services, care and benefit for and on behalf of such workers, their spouses and minor dependents as are permitted by law; (c) to make payments on a per capita basis for the maintenance and operation of Union Health Centers which service workers covered by the Fund and to pay such Centers for diagnostic and ambulatory health services rendered to such workers; (d) to make payments on a per capita basis to Unity House for its maintenance and operation to enable it to provide vacation facilities to workers who are covered by the Fund; (e) to contribute towards the maintenance and support of hospitals, sanitoria, centers, clinics, etc., which service workers covered by the Fund without charge or give them priority in treatment; (f) to make payments to the I.L.G.W.U. Death Benefit Fund of its charges to provide death benefits to beneficiaries of eligible workers who are covered by the Fund; (g) to set aside sufficient reserves for ensuing years; (h) to invest the reserves; and (i) to pay the operating and administrative expenses of the Fund.

         28. The Fund shall continue to be maintained and administered by representatives of Local 23-25 or other related I.L.G.W.U. affiliates through a Board of Trustees selected by Local 23-25 or representatives of other related I.L.G.W.U. affiliates. The Board of Trustees shall,among other things, have the power to determine the types and amounts of health and welfare benefits and other services,contributions toward vacation benefits to workers who are eligible therefor,and the services, care and benefits which eligible workers, their spouses and minor dependents, shall be entitled to receive, and to pay the same.

         29. The Board of Trustees has adopted rules and regulations including the detailed basis upon which payments from the Fund will be made to eligible workers. The rules and regulations of the Fund are hereby incorporated herein by reference and made a part hereof and the parties hereto agree to be bound thereby. The Board of Trustees may add to, amend or modify the rules and regulations from time to time, without notice, whenever in its judgment it is necessary to do so to carry out more effectively the purposes of the Fund. Any additions, amendments or modifications when adopted shall supersede the previous rule and regulation involved and shall be deemed incorporated herein by reference and made a part hereof.

         The aforementioned powers and duties of the Board of Trustees shall not be considered in any way whatsoever as a limitation on the powers and duties of the Board of Trustees to do any and all other things that may be necessary or incidental to the proper operation, administration and maintenance of the Fund and to fully effectuate its purposes.

         30. The Fund is intended to be permanent and continuing. If, at the expiration of this collective agreement and/or independent agreements entered into by Local 10 and Local 23-25 or by Local 23-25, new agreements are entered into providing for payments by employers to Local 23-25 intended for the Fund, the Board of Trustees shall continue to effectuate the purposes of the Fund, and shall continue to accept applications for benefits subject to the rules and regulations of the Fund then in effect or any amendments which may thereafter be made thereto. However, if, at the expiration of the subsisting or any succeeding collective and independent agreements, employers should no longer be obligated to make payments to Local 23-25 intended for the Fund, the Board of Trustees shall make adequate provision to continue, out of the monies in the Fund, to pay benefits in conformity with the rules and regulations of the Fund then in effect or any amendments that may thereafter be made thereto; the balance, if any shall be used to provide benefits to any additional applicants therefor who are then qualified to receive the same in such amounts and in such form and manner and on such equitable and non-discriminatory basis as the Board of Trustees shall determine, until as many eligible workers have received benefits as the balance in the Fund will permit.


                     HEALTH AND VACATION FUND OF LOCAL 10.

         31. The parties hereto on behalf of themselves and their members hereby acknowledge that the Health and Vacation Fund of Local 10 was established prior to January 1, 1946, for the purpose of providing health and welfare benefits and contributions toward vacation benefits and other benefits not inconsistent with law applicable to health and welfare funds to markers, graders and cutters, and pay the operating and administrative expenses of that Fund.

         32. The above Fund is an irrevocable trust.

         33. The monies allocated and paid over by Local 23-25 to the above Fund shall be used by such Fund for the above purposes as set forth in its by-laws or rules and regulations.

         34. The Health and Vacation Fund of Local 10 is administered by Amalgamated Ladies Garment Cutters Union, Local 10, I.L.G.W.U. through a Board of Trustees selected by its Executive Board.

         35. The Board of Trustees of said Fund has adopted rules and regulations which include the detailed basis upon which benefit payments will be made to eligible workers entitled thereto and their minor dependents. The by-laws and/or rules and regulations of said Fund are incorporated herein by reference and are made a part hereof and the parties agree to be bound thereby.

         36. The Board of Trustees of the aforesaid Fund shall have the power to modify, from time to time, its by-laws and/or rules and regulations, including the detailed basis upon which payments are made to eligible workers entitled to benefits therefrom and their dependents. The parties hereto agree to be bound thereby and such modifications, when adopted, shall be deemed incorporated herein by reference and become a part hereof.

         The aforementioned enumerated powers and duties of the Board of Trustees of the aforesaid Fund shall not be considered in any way whatsoever as a limitation on the powers and duties of the Board of Trustees of the aforesaid Fund to do any and all other things that may be necessary or incidental to the proper operation, administration and maintenance of the said Fund and to fully effectuate its purposes.

            OTHER INDUSTRY COLLECTIVELY BARGAINED HEALTH AND WELFARE
             FUNDS ESTABLISHED BY OR THROUGH INTERNATIONAL OR OTHER
                               AFFILIATES THEREOF

         37. The parties hereto on behalf of themselves and their members hereby acknowledge that the Eastern States ILGWU Health and Welfare Fund and other industry collectively bargained health and Welfare funds have been established as irrevocable trusts by or through International or other affiliates thereof either prior or subsequent to January 1, 1946, for the purpose of providing health and welfare benefits and contributions toward vacation benefits and other benefits not inconsistent with law applicable to health and welfare funds to workers covered by collective or independent agreements in such other industries and to pay the operating and administrative expenses of the said funds.

         38. The monies allocated and paid over by Local 23-25 to each of the above Funds shall be used by such Funds for the purposes as set forth in their by-laws or rules and regulations.

         39. Contributions towards vacation benefits shall be paid wholly independent of and without relation to any particular vacation week in the year and irrespective of whether or not the worker takes a vacation.

         40. Each such Fund is administered by a Board of Trustees which has adopted by-laws and/or rules and regulations which include the detailed basis upon which benefit payments will be made to eligible workers entitled thereto. The by-laws and/or rules and regulations of each such Fund are incorporated herein by reference and are made a part hereof and the parties hereto agree to be bound thereby.

         41. The Board of Trustees of each of these Funds shall have the power to modify, from time to time, such by-laws and/or rules and regulations, including the detailed basis upon which payment from each of these Funds are made to eligible workers entitled to benefits therefrom. The parties hereto agree to be bound thereby and such modifications, when adopted, shall be deemed incorporated herein by reference and become a part hereof.

         The aforementioned enumerated powers and duties of the Board of Trustees of each of these Funds shall not be considered in any way whatsoever as a limitation on the powers and duties of the Board of Trustees of each of these Funds to do any and all other things that may be necessary or incidental to the proper operation, administration and maintenance of the aforesaid Funds and to fully effectuate their purposes.

                                RETIREMENT FUND
                              HEALTH SERVICE PLAN

         42. The parties hereto on behalf of themselves and their members hereby acknowledge that there have been heretofore established the Retirement Fund and Health Services Plan, each of which constitutes an irrevocable trust.

         43. The monies allocated and paid over by Local 23-25 to the Retirement Fund shall not be used for any purpose other than to provide benefits to workers on their retirement or to their beneficiaries on the death of such workers and to pay the operating and administrative expenses of the Fund.

         44. The monies allocated and paid over by Local 23-25 to the Health Services Plan shall not be used for any purpose other than to provide drugs, medication and other health service benefits to eligible workers and to pay the operating and administrative expenses of the Fund.

         45. Each of the aforesaid Funds is administered by a Board of Trustees composed of Union representatives and an equal number of representatives of employer contributors to each Fund. The Board of Trustees of each Fund has adopted by-laws, and rules and regulations which include the detailed basis upon which payments from each Fund will be made to eligible workers entitled to benefits therefrom. These by-laws and rules and regulations are incorporated herein by reference and made a part hereof, and the parties hereto agree to be bound thereby.

         46. The by-laws and rules and regulations of each Fund provide that in the event the Board of Trustees shall be deadlocked on any issue or matter arising in connection with such Fund, the same shall be decided by a neutral person and his decision shall be final and binding.

         47. The parties hereto ratify, confirm and approve the composition and the membership of each Board of Trustees as now constituted, and the composition and membership of each Board of Trustees as hereafter constituted under said by-laws and rules and regulations of each of the aforesaid Funds.

         48. The Board of Trustees of each of the aforesaid Funds shall have the power to modify, from time to time, such by-laws and rules and regulations, including the detailed basis upon which payments from each Fund are made to eligible workers entitled to benefits therefrom. The parties hereto agree to be bound thereby and such modifications, when adopted, shall be deemed incorporated herein by reference and become a part hereof.

         The aforementioned enumerated powers and duties of the Board of Trustees of each of the aforesaid Funds shall not be considered in any way whatsoever as a limitation on the powers and duties of the Board of Trustees of each of the aforesaid Funds to do any and all other things that may be necessary or incidental to the proper operation, administration and maintenance of the aforesaid Funds and to fully effectuate their purposes.

                      RIGHTS IN, TO AND AGAINST THE FUNDS

         49. No Employer shall have any right, title, interest or claim, legal or equitable, in or to any sum paid by it or by any other employer to any of the aforesaid Funds or in or to any of the aforesaid Funds themselves or to any of the monies thereof.

         50. No individual worker shall have any right, title, interest or claim, legal or equitable, against his Employer or in or to his Employer's or any other employer's payments to the aforesaid Funds or against Local 10, Local 23-25, International, or any employer or any association of employers.

         51. An applicant for benefits from any of the aforesaid Funds shall be deemed to be bound by all of the rules and regulations of the Funds existing at the time of his application and he shall have no interest, legal or equitable, vested or contingent, in any rules or regulations which may have been in effect prior to the filing of his application. No rights shall accrue, in any event, unless and until the worker's application for benefits has been approved in which case the rights of such worker shall be limited to those specifically awarded by each of the aforesaid Funds.

         52. Should the United States Congress enact National Health Care Legislation, the Association shall have the right to reopen and renegotiate ARTICLE FORTY TWO only, upon seven (7) days written notice to the Union. In no event shall the reopening result in reducing benefits which the employees enjoy under this agreement.

                              ARTICLE FORTY-THIRD:
                          NO-STRIKE, NO LOCKOUT PLEDGE

         1. There shall be no strike, stoppage or lockout during the term of this agreement, but work shall proceed in operation pending the determination of any complaint, dispute or grievance as hereinafter provided. This provision, however, shall not apply in cases where wages, earnings, overtime or holiday pay or benefit fund contributions are not paid to workers on their due date, or where a joint decision of the managers of Local 23-25 and/or Local 10 and the Association, respectively, or their deputies, or a decision of the Impartial Chairman, has not been complied with within twenty-four (24) hours after rendition, or where an Employer is deemed to be in non-compliance under the express terms of any other provision of this agreement.

         2. Should the workers of any shop or factory cause a stoppage of work or shop strike, for reasons other than those aforementioned, written notice shall be given by the Association to the Union.

         The sole obligation of the Union shall be, within twenty-four (24) hours after receipt of said notice, to post on the Employer's from door, or on another place designated by the Employer, a declaration that such action is unauthorized and that its striking members are to terminate such action and return to work immediately notwithstanding the existence of any picket line.

         Upon written notification by the Employer to the Union that the action referred to in the preceding paragraph has not brought about a termination of the strike or stoppage, the Union shall send by first class mail to each of its members reported by the Employer to the Union to be engaged or participating in such strike or work stoppage, addressed to him or her at his or her last known address (which address shall be furnished by the Employer), the following notice signed by Local 23-25 and/or Local 10 which may also be posted by the Employer within the shop or factory affected thereby:


                                      Date_________________________________

               "To all members of Local 23-25 and/or Local 10, I.L.G.W.U. You are advised that a work stoppage is in progress at _____________________________________________This action is unauthorized by Local 23-25 and/or Local 10.

         You are directed to immediately return to your respective jobs and to cease any action which may affect production. The matter in dispute will be processed as provided in your Union contract."

         Good faith compliance by the Union with the foregoing provisions shall be deemed full compliance with its obligation hereunder and the Union shall have no further obligation to the Employer under this ARTICLE FORTY-THIRD or any other provision of this agreement.

         No employee shall be deemed to have abandoned his or her employment until after the expiration of the twenty-four (24) hour period following written notification by the Association to the Union of said strike or stoppage. Upon failure of any employees to return to work after said twenty-four (24) hour period, the Employer may, at its option, consider that such employees have abandoned their employment; but should the Employer re-employ such employees, it shall treat all such employees alike and shall not discriminate against or among them.

         3. Notwithstanding the foregoing, the Association recognizes the right of workers covered by this Agreement to stop work for any Employer and its contractors during the continuance of any labor dispute with, or strike or stoppage (not in violation of contract) declared by International or any affiliate thereof at any shop of any firm which is directly or indirectly affiliated with the Employer. The Impartial

Chairman shall have the right to determine whether any such firm is affiliated with the Employer. In determining whether such affiliation exists, the Impartial Chairman shall be guided by the proof of the facts tending to establish any mutuality or reciprocity of interest including whether such Employer has a substantial financial interest in such other firm.

         4. Should any Employer cause a lockout in its shop or factory, notice thereof shall be given by the Union to the Association. The Association obligates itself, within twenty-four (24) hours after the receipt of such notice to terminate the lockout and to cause its member to re-employ the workers, and until the expiration of such time, it shall not be deemed that the Employer has forfeited its rights under this Agreement. In the event of a substantial violation of this ARTICLE on the part of the Association, Local 10 and Local 23-25 shall have the option to terminate this Agreement. The existence or non-existence of such substantial violation shall be determined by the Impartial Chairman based on all of the facts and circumstances.

                     ARTICLE FORTY-FOURTH: ARBITRATION AND
                             ADJUSTMENT OF DISPUTES

         1. All complaints, disputes, claims or grievances between Local 10 and Local 23-25, or Local 23-25 and the Association, or between Local 10 and Local 23-25, or Local 23-25 and an Employer or any of its subsidiary, auxiliary and affiliated firms, or its or their successors and assigns, or between a worker and his Employer, that directly or indirectly arise under, out of or in connection with or in any manner relate to or involve questions of interpretation or application of any ARTICLE of this Agreement or any of the acts, conduct or relations between them, including, without limitation, any claim against an Employer arising out of any alleged dissolution or termination of its business prior to the expiration of this Agreement or any claim against its successors or assigns arising out of any alleged merger with or purchase by them of the business of the Employer prior to the expiration of this Agreement, shall be adjusted as follows:

            (a) A written complaint shall be submitted by Local 23-25 and/or Local 10 to the Association or by the Association to Local 23-25 and/or Local 10 depending upon who is aggrieved.

            (b) The managers of Local 23-25 and/or Local 10 and the

Association or their deputies, shall in the first instance, jointly investigate such complaint and attempt an adjustment. Decisions reached by the managers or their deputies shall be binding upon all the parties involved.

            (c) If they fail to dispose of the complaint within five (5) working days, it may be submitted to arbitration by the Impartial Chairman.

            (d) Five (5) days' written notice of the date, time and place of hearing before the Impartial Chairman shall be given by ordinary mail to the complainant and respondent through Local 23-25 and/or Local 10 and the Association. The statutory provision for eight (8) days' notice by registered or certified mail or by personal service is hereby expressly waived.

            (e) If the complainant or respondent fails to appear before the Impartial Chairman after it has been given such notice through the Association or Local 23-25 and/or Local 10, as the case may be, the Impartial Chairman is hereby authorized to render an award or decision upon the testimony of the party appearing.

            (f) If any issue should arise as to the validity of any ARTICLE of this Agreement or the arbitrability, substantive or procedural, of any written complaint, the Impartial Chairman shall have the exclusive jurisdiction to determine such issue.

         2. The decisions reached by Local 23-25 and/or Local 10 and Association managers, or their deputies, and the decisions or awards of the Impartial Chairman, in addition to granting such other relief as they may deem proper, may contain provisions ordering or restraining acts and conduct of the parties in the matter before them.

         3. (a) A decision by Local 23-25 and/or Local 10 and Association representatives, or their deputies, and a decision or award of the Impartial Chairman shall be final and binding upon the parties.

            (b) Each decision and award shall be complied with within twenty-four (24) hours after it is rendered, excluding Saturdays, Sundays and holidays.

            (c) In addition, the decision or award of the Impartial Chairman shall be enforceable by appropriate proceedings at law or in equity.

         4. (a) If a decision or award has not been complied with within twenty-four (24) hours after it was made or rendered, Local 23-25 and/or Local 10 or the Association shall have the right, but shall not be required, to file a non-compliance complaint directly with the Impartial Chairman, instead of proceeding under Paragraph 3(c) above. If such a complaint is filed, the Impartial Chairman is hereby authorized to accept it, to give notice of its contents and of the date, time and place of hearing in the same manner as in an original complaint.

            (b) If the non-compliance complaint is based upon a decision by Local 23-25 and/or Local 10 and the Association managers, or their deputies, the Impartial Chairman shall take all relevant testimony offered for or against the original complaint.

            (c) The Impartial Chairman's decision or award on the non-compliance complaint shall be final and binding upon the parties.

            (d) If the Impartial Chairman's decision is not complied with within twenty-four (24) hours after it is rendered, the parties shall be entitled to proceed as set forth in 3(c) above.

         5. If an Employer resigns or is suspended or expelled from the Association, any complaint, dispute, claim or grievance that the Union or Local 23-25 or any worker may then or thereafter have against such Employer or that the Employer may then or thereafter have against the Union or Local 23-25 or any worker shall be subject to the following procedures:

            (a) The complaint shall be submitted in writing to the Impartial Chairman by Local 23-25 and/or Local 10, on behalf of itself, or any worker, or by the Employer, depending upon who is aggrieved.

            (b) The Impartial Chairman shall give at least five (5) days' notice by certified mail to the Employer at this last known address, or to an owner or officer of the Employer at his last known address, and to Local 23-25 and/or Local 10 by regular mail. Such notice shall include the date, time and place of hearing and a copy of the complaint submitted to the Impartial Chairman. The statutory provision for eight (8) days' notice by registered or certified mail or by personal service is hereby expressly waived.

            (c) In all other respects, the provisions of this ARTICLE shall apply to such Employer.

         6. This agreement shall be the basis upon which decisions shall be rendered. Each case shall be considered on its own merits. No decision shall be used as a precedent for any other case.

         7. Subpoenas issued in an arbitration for the production of any Employer's books, records and documents shall be deemed to have been issued in a proper case.

         8. The taking of the oath by the arbitrator required by Section 7506(a) of the New York Civil Practice Law and Rules is hereby expressly waived.

         9. Decisions reached by the managers of Local 23-25 and/or Local 10 and the Association and the Impartial Chairman's decision shall have the effect of an award and any decision or award of the Impartial Chairman may be confirmed and enforced by the entry of a judgement in any court of competent jurisdiction.

         10. The initial paper, notice or process in any application to a court to confirm and enforce an award of the Impartial Chairman, including process conferring jurisdiction upon the court of the parties involved, shall be made by certified mail or regular mail. In all cases such mail shall be directed to the address of the headquarters of Local 23-25 and Local 10 in the City of New York or to the address, within or without the State of New York, of the residence of an owner or officer of or the place of business of the respondent in such proceeding. The parties hereby expressly waive the requirements for personal service set forth in CPLR Section 403 regarding applications to the courts made in conformity with this Article.

         11. The procedure herein established for the adjustment of disputes shall be the exclusive means for the determination of all the aforesaid complaints, disputes, claims or grievances whatsoever, expressly including discharge of workers, unauthorized strikes, stoppages, lockouts and any and all claims, demands or acts arising therefrom. Neither party shall institute any proceedings in a court of law or equity, state or federal, or before an administrative tribunal, other than to confirm and enforce an Impartial Chairman's decision or award or to compel the production of an Employer's books, records and documents for examination by the Impartial Chairman or his accountants. This provision shall be a complete and bona fide defense to any action or proceeding instituted contrary to the terms hereof.

         12 (a) Marshall Rosenberg, Esq., or a deputy selected jointly by the parties to this agreement, shall be the Impartial Chairman during the term of this agreement. Marshall Rosenberg, Esq., shall have the exclusive power and jurisdiction to finally determine whether a specific dispute shall be submitted for determination by him or his deputy.

            (b) Should the Impartial Chairman resign, refuse to act or be incapable of acting or should the office become vacant for any reason, the parties shall within five (5) days thereafter jointly designate another person as Impartial Chairman. If they fail to agree, the Mayor of the City of New York shall, upon application by either party, summarily appoint the Impartial Chairman. A successor Impartial Chairman shall have all the rights and powers of the Impartial Chairman.

            (c) Each Employer, and each worker represented by Local 10 and Local 23-25, or by Local 23-25, assents to the appointment of the Impartial Chairman and his successor and to the selection of a deputy under this Agreement.

         13. Any complaint, dispute, claim or grievance hereunder which Local 23-25 and/or Local 10, or a worker, or the Association, or an Employer may have, may be instituted and processed only by Local 23- 25, and/or Local 10 or the Association, as the case may be, in the manner herein provided. A worker or an Employer shall not have the right individually to institute or process any action or proceeding with reference to such matter, or to institute or compel arbitration.

                              ARTICLE FORTY-FIFTH:
                          WORKERS OF OUT-OF-TOWN SHOPS

         It is agreed that where the workers of an out-of-town shop covered by this Agreement are also represented by International or an affiliate thereof other than the Union parties hereto, International or such affiliate shall be entitled to all the rights and benefits of this Agreement and may, in its own name, use the machinery provided herein for arbitration and adjustment of disputes with respect to such shop.

                       ARTICLE FORTY-SIXTH: NO WAIVER OR
                           MODIFICATION OF PROVISIONS

         1. The failure of either party to this Agreement to enforce performance of any provisions herein contained shall not be deemed a waiver or abandonment of any of the rights or remedies provided hereunder for violation of the Agreement or any provisions thereof; nor shall it constitute a waiver or abandonment of any right or remedy hereunder provided for a subsequent violation of any provision of this Agreement.

         2. No Employer and no worker or group of workers may modify or waive any provisions of this Agreement.

                             ARTICLE FORTY-SEVENTH:
                           EFFICIENCY - NEW MACHINERY

         1. The Employer shall operate its shop at all times in an efficient and well-ordered manner; machinery and equipment shall be maintained in good working condition; the premises shall be kept clean, properly lighted, well ventilated, and adequate working room shall be provided for the workers, so as to enable the workers to devote their full time exclusively to the work of their craft and maximize earning opportunities.

         2. The Employer agrees to maintain its shop at the level of efficiency that meets the requirements of the above provisions and workers agree to perform their work conscientiously and efficiently.

         3. New machinery may be introduced upon consent of the Union. Should the parties fail to agree, the dispute shall be subject to arbitration hereunder.

                              ARTICLE FORTY-EIGHT:
                        PROVISIONAL REPLACEMENT WORKERS

         1. Upon consent of the Union, the Employer may hire one (1) provisional replacement worker, upon notice to the said worker, for a period not to exceed ninety (90) days to take the place of a sample maker or a worker employed in or about the cutting room (excluding cutters, markers and graders) who is absent due to disability or leave of absence. During such period provisional replacement workers shall be entitled to all of the rights of regular workers under this Agreement.

         2. Upon return to work, the absent worker shall be entitled to his or her regular job prior to such absence and shall not lose any rights and privileges under this Agreement.

         3. Upon return to work of the absent worker, the Employer may terminate the provisional replacement worker.

                    ARTICLE FORTY-NINTH: DISABILITY BENEFITS

         1. The Employer shall pay and be directly responsible for the lawfully mandated disability benefits to be provided workers in its inside shop and in the shops of contractors under contract with Local 23-25, or any other affiliate of the I.L.G.W.U. in the State of New York, that provide garments or items for the Employer in the State of New York. Workers shall not be required to pay any of the cost of such benefit.

         2. In order to assure disability benefit coverage for all workers employed in such contracting shops of the Employer, the Employer shall contribute towards a Disability Fund, to be established by the Association for such purpose, those amounts that are necessary to provide such coverage to the aforesaid workers.

         3. Said Disability Fund may pay over monies received hereunder from an Employer on account of work performed for it by a contractor in the State of New York in contractual relations with another affiliate of the ILGWU to another similar disability fund providing coverage to the worker of such contractors, provided that such other Fund is authorized and agrees to pay over to the said Disability Fund any monies received by it on account of work performed by a contractor under collective agreement with Local 23-25.

                               ARTICLE FIFTIETH:
                        CONFORMITY TO LAW-SAVING CLAUSE

         1. The interpretation and enforcement of this Agreement shall be governed by federal law and by the laws of the State of New York not inconsistent therewith.

         2. If any provision of this Agreement or the enforcement or performance of such provision is or shall at any time be determined to be contrary to law by or enjoined by a court or administrative agency, then such provision shall not be applicable or enforced or performed except to the extent permitted by law. The Union and the Association shall thereupon negotiate a substitute provision. If they are unable to agree, the Impartial Chairman shall determine such substitute provision which shall be deemed incorporated into this Agreement.

         3. If any provision of this Agreement or its application to any Employer, person or circumstance is so held invalid or enjoined, the remainder of this Agreement, or the application of such provision to other Employers, persons or circumstances, shall not be affected thereby.

                  ARTICLE FIFTY-FIRST: PARENTING/FAMILY LEAVE

         In addition to any other leave of absence, the Employer shall grant, upon request of the Union or the worker, up to six (6) months leaves of absence without pay to male and female workers for the birth or adoption of a child (hereafter "parenting leave") or to care for a sick immediate family member (hereinafter family leave).

            (a) The Employer may hire one provisional worker for a period not to exceed six (6) months to take the place of any employee who is on parenting/family leave. Upon date of hire, the Employer shall give the Union and the provisional worker notice of the worker's provisional status. During such period, provisional workers shall be entitled to all the rights of regular workers under this Agreement. The Employer may retain a provisional worker as long as such action does not displace the worker on parenting leave or any other regular worker.

            (b) A worker on parenting/family leave shall be entitled to return to work on his or her regular job prior to such absence or an equivalent position, and shall not lose any rights and privileges under this Agreement.

            (c) The provisions of the Family and Medical Leave Act of 1993 ("FLMA") are incorporated into this Agreement and are enforceable through the grievance and arbitration procedure. This paragraph shall in no way diminish or impair any leave of absence benefit currently enjoyed by the employees under this Agreement.

                             ARTICLE FIFTY-SECOND:
                          COUNCIL FOR AMERICAN FASHION

         A (1) The parties hereto, on behalf of themselves and their members, hereby acknowledge the establishment of the Council For American Fashion pursuant to Section 302(c) (9) of the Labor-Management Relations Act of 1947, as amended, a Labor-Management Committee jointly established on an industry wide basis for the purpose of improving communication between representatives of labor and management; to provide workers and employers with opportunities to study and explore new and innovative joint approaches to achieving organizational effectiveness; to assist workers and employers in solving problems of mutual concern to the garment industry not susceptible to resolution within the collective bargaining process; to study and explore ways of eliminating potential problems that reduce the competitiveness and inhibit the economic development of the garment industry; to enhance economic development, improve technology, increase competitiveness and efficiency in the garment industry; to enhance the involvement of workers in making decisions that affect their working lives; to expand and improve working relationships between workers and managers; to encourage collective bargaining; and to encourage committees designed to improve labor-management relationships, jobs security, and organizational effectiveness.

            (2) The monies contributed pursuant to this Agreement to the Council for American Fashion shall be used only for the purposes noted herein, and to pay the operating and administrative expenses of said Council.

            (3) The Council shall be administered by a Board of Directors consisting of an equal number of industry wide, Union and management designated Directors. The by-laws for the Council are hereby incorporated herein by reference and the parties agree to be bound thereby.

            (4) The parties hereto ratify, confirm and approve the composition and membership of the Board of Directors of the Council, as hereafter constituted under the said Council's by-laws.

            (5) No Employer, worker, or Union shall have any right, title, interest, or claim, legal or equitable, in or to any sum paid by it (or his/her Employer) to the Council.

         B. In addition to all other contributions required to be made under this Agreement, the Employer shall also pay monthly to Local 23-25, on behalf of the Council For American Fashion, a sum equivalent to.1% of its weekly payroll paid to its directly employed workers; and.075% of the gross amounts paid or due from the Employer to each of its union contractors whose workers perform work on the Employer's garments in the integrated process of garment production.

         C. The Union shall be the proper party in interest to enforce


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
remittances of reports and payments of amounts due to the said Council from any defaulting Employer; and such remedy is in addition to any other rights that the Union may have under this Agreement.

                           ARTICLE FIFTY-THIRD: TERM

         1. This Agreement shall go into effect June 1, 1994 and continue in effect until May 31, 1997.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed by their respective officers the day and year first above written.

                           NEW YORK SKIRT AND SPORTSWEAR
                           ASSOCIATION, INC.

                           By: ________________________________________________
                                           ELI ELIAS, President

                           BLOUSE, SKIRT, SPORTSWEAR,
                           CHILDREN'S WEAR AND ALLIED
                           WORKERS' UNION, LOCAL 23-25, I.L.G.W.U.


                           By: ________________________________________________
                           EDGAR ROMNEY, Manager, Secretary-Treasurer

                           AMALGAMATED LADIES' GARMENT
                           WORKERS' UNION, LOCAL 10, I.L.G.W.U.

                           By: ________________________________________________
                                    RICHARD REMULT, Manager, Secretary

                                        INDEX

                                                         Article    Page

         Accessories ................................       35       31
         Arbitration and Adjustment of Disputes .....       44       50
         Assignment .................................       28       27
         Association List ...........................        9        6
         Bargaining Unit and Union Recognition ......        3        3
         Benefit Funds ..............................       42       34
         Call-In Pay - Reporting to Shop ............       29       28
         Changes in Legal Minimums ..................       19       19
         Check-off ..................................       21       20
         Conformity to Law-saving Clause ............       50       56
         Contractor Designation-Integrated Production       12        9
         Council for American Fashion ...............       52       57
         Cutting ....................................       24       24
         Definitions ................................        1        1
         Disability Benefits ........................       49       56
         Discharges .................................       30       28
         Division of Work ...........................       27       27
         Efficiency-New Machinery ...................       47       55
         Employers' Continuing Obligations ..........        7        5
         Employers' Obligations .....................        6        4
         Employers' Responsibility for Contractors
           Payments .................................       22       20
         Holidays-Bereavement Pay ...................       17       15
         Hours--Overtime ............................       14       13
         Imports and Purchases of Garments ..........       11        7
         Jury Duty ..................................       38       32
         Leave of Absence-Vacation ..................       31       28
         Liquidated Damages .........................       40       33
         Minimum Wage Scales ........................       18       17
         Moving Shops ...............................       39       32
         Mutual Obligations .........................        5        4
         New Applications for Membership
           in Association ...........................       41       33
         No-Strike, No-Lockout Pledge ...............       43       48
         No Waiver or Modification of Provision .....       46       54
         Obligation to Maintain and Deal
           Only with Union Shops ....................       10        7

        Parenting/Family Leave ......................       51       57
        Piece Rates .................................       20       19
        Provisional Replacement Workers .............       48       55
        Reorganization-Discontinuance of Inside
          Shop or Reduction of Workers ..............       36       31
        Rise in Cost of Living ......................       16       14
        Shop Chairperson ............................       26       26
        Shop Standards ..............................       23       22
        Sportswear Industry Trust Fund ..............       32       28
        Struck Work--Labor Dispute-Crossing
          Picket Lines ..............................       34       30
        Subsidiary, Auxiliary and Affiliated Firms ..        8        6
        Term ........................................       53       59
        Time Clocks--Maintenance of Records
          Examination-Falsification-Access to Shop ..       33       29
        Trial Period ................................       13       12
        Union Label .................................       37       32
        Union Membership ............................        4        3
        Union Responsibility ........................        2        2
        Wage Increase ...............................       15       14
        Workers of Out-Of-Town Shops ................       45       54
        Working Card ................................       25       26


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